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                                                                       Exhibit 1



                          SECURITIES PURCHASE AGREEMENT



                                     Between



                           THE PURCHASERS NAMED HEREIN



                                       and



                      THE LEARNING COMPANY, INC., as Issuer



                           Dated as of August 26, 1997




               Series A Convertible Participating Preferred Stock
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                                TABLE OF CONTENTS

                                                                          Page

                                    ARTICLE I

           AUTHORIZATION AND SALE OF SHARES................................  1
             Section 1.1      Authorization.  .............................  1
             Section 1.2      Issuance and Sale of Shares.  ...............  2

                                   ARTICLE II

                        CLOSING............................................  2
             Section 2.1      Closing Date.  ..............................  2
             Section 2.2      Further Assurances.  ........................  3

                                   ARTICLE III

     REPRESENTATIONS AND WARRANTIES OF THE COMPANY.........................  3
             Section 3.1      SEC Reports.  ...............................  3
             Section 3.2      Accountants.  ...............................  4
             Section 3.3      Financial Statements.  ......................  4
             Section 3.4      Absence of Certain Changes.  ................  4
             Section 3.5      Authority.  .................................  5
             Section 3.6      Non-Contravention.  .........................  5
             Section 3.7      Capitalization.  ............................  6
             Section 3.8      Subsidiaries.  ..............................  6
             Section 3.9      Actions.  ...................................  7
             Section 3.10     Investment Company Act.  ....................  7
             Section 3.11     Reporting.  .................................  7
             Section 3.12     Registration and Qualification.  ............  7
             Section 3.13     No Liabilities.  ............................  7
             Section 3.14     No Defaults.  ...............................  8
             Section 3.15     Violations of Law.  .........................  8
             Section 3.16     Enforceability of Agreement.  ...............  8
             Section 3.17     The Capital Stock.  .........................  8
             Section 3.18     Properties.  ................................  9
             Section 3.19     Intellectual Property.  ..................... 10
             Section 3.20     Taxes.  ..................................... 10
             Section 3.21     Insurance.  ................................. 10


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            Section 3.22     Certain Payments.  .......................... 10
            Section 3.23     Delaware General Corporation Law Section 203. 10

                                     ARTICLE IV

  REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS........................ 11
            Section 4.1      Investment.  ................................ 11
            Section 4.2      Rule 144.  .................................. 11
            Section 4.3      Organization of Purchaser.  ................. 11
            Section 4.4      Authority of Purchaser.  .................... 12
            Section 4.5      Non-Contravention.  ......................... 12
            Section 4.6      Title to the Notes.  ........................ 12

                                    ARTICLE V

    CONDITIONS TO THE OBLIGATIONS OF THE PARTIES.......................... 13
            Section 5.1      General Conditions to Obligations of
                             the Purchasers.  ............................ 13
            Section 5.2      Registration Rights Agreement.  ............. 13
            Section 5.3      Officers' Certificates.  .................... 13
            Section 5.4      Opinions.  .................................. 13
            Section 5.5      Certificate of Designation.  ................ 14
            Section 5.6      Material Adverse Effect.  ................... 14
            Section 5.7      [Intentionally Left Blank].  ................ 14
            Section 5.8      General Conditions to the Obligations
                             of the Company.  ............................ 14
            Section 5.9      No Injunction.  ............................. 14
            Section 5.10     HSR Waiting Period.  ........................ 15
            Section 5.11     Shareholder Approval.  ...................... 15
            Section 5.12     Receipt of Consents.  ....................... 15

                                   ARTICLE VI

              COVENANTS OF THE COMPANY.................................... 15
            Section 6.1      Reporting.  ................................. 15
            Section 6.2      Payment of Expenses.  ....................... 15
            Section 6.3      Inspection.  ................................ 16
            Section 6.4      Availability of Common Stock.  .............. 16
            Section 6.5      Transaction Fee.  ........................... 16
            Section 6.6      Fleet Bank Consent.  ........................ 16


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               Section 6.7      Proxy Statements; Stockholder
                                Approvals.  ................................. 16
               Section 6.8      Election to Board of Directors of the
                                Company.  ................................... 17
               Section 6.9      No General Solicitation.  ................... 19

                                   ARTICLE VII

                COVENANTS OF THE PURCHASERS.................................. 19
               Section 7.1      Certain Restrictions.  ...................... 19

                                  ARTICLE VIII

       RESTRICTIONS ON TRANSFERABILITY OF SECURITIES......................... 21
               Section 8.1      Restrictive Legend.  ........................ 21
               Section 8.2      Notice of Proposed Transfers.  .............. 22

                                   ARTICLE IX

                        TERMINATION.......................................... 23

                                    ARTICLE X

                      INDEMNIFICATION........................................ 23
               Section 10.1     Indemnification.  ........................... 23
               Section 10.2     Terms of Indemnification.  .................. 24



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                                   ARTICLE XI

              MISCELLANEOUS......................................... 25
      Section 11.1     Governing Law.  ............................. 25
      Section 11.2     Survival.  .................................. 25
      Section 11.3     Successors and Assigns.  .................... 25
      Section 11.4     Entire Agreement; Amendment.  ............... 26
      Section 11.5     Notices, Etc.  .............................. 26
      Section 11.6     Delays or Omissions.  ....................... 26
      Section 11.7     Counterparts.  .............................. 27
      Section 11.8     Severability.  .............................. 27
      Section 11.9     Titles and Subtitles.  ...................... 27
      Section 11.10    No Public Announcement.  .................... 27
      Section 11.11    Reasonable Efforts.  ........................ 27
      Section 11.12    Distributions and Adjustments.  ............. 27


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Exhibits

Exhibit A - Certificate of Designation
Exhibit B - Registration Rights Agreement
Exhibit C - Opinion of Counsel for the Company
Exhibit D - Opinion of Hale and Dorr LLP


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                          SECURITIES PURCHASE AGREEMENT


                  This SECURITIES PURCHASE AGREEMENT (this "Agreement") is made as of August 26, 1997 between The Learning Company, Inc., a Delaware corporation (the "Company"), and each of the Purchasers listed on the signature pages hereto (individually, a "Purchaser" and collectively, the "Purchasers").

                  The Company is simultaneously entering into securities purchase agreements (the "Other Purchase Agreements" and, together with this Agreement, the "Purchase Agreements") with affiliates of Bain Capital, Inc. and Centre Partners Management LLC (together, the "Other Purchasers") dated the date hereof. The Purchase Agreements provide, subject to the terms and conditions thereof, for the purchase by the Purchasers and the Other Purchasers of an aggregate of 750,000 shares of Series A Convertible Participating Preferred Stock, par value $.01 per share, of the Company having the terms set forth in the Certificate of Designation (the "Certificate of Designation") attached hereto as Exhibit A (the "Preferred Stock") in exchange for the surrender of the Company's 5 1/2% Senior Convertible/Exchangeable Notes due 2000 (the "Notes") in an aggregate principal amount of $150,000,000 then to be held by the Purchasers and the Other Purchasers.

                  In consideration of the mutual covenants, agreements, representations and warranties herein set forth, it is hereby agreed between the Company and the Purchasers as follows:


                                    ARTICLE I

                        AUTHORIZATION AND SALE OF SHARES

                  SECTION 1.1 AUTHORIZATION. Subject to the obtaining of any requisite stockholder approval referred to in Section 5.11, the Company has heretofore authorized the issuance and sale to the Purchasers pursuant to this Agreement of an aggregate of 457,317 shares of the Preferred Stock (the "Shares") and to the Other Purchasers pursuant to the Other Purchase Agreements of an aggregate of 292,683 shares of Preferred Stock (the "Other Shares").

                  SECTION 1.2 ISSUANCE AND SALE OF SHARES. Upon the terms and subject to the conditions set forth herein, on the Closing Date (as defined below), (a) the Company will issue and sell to the Purchasers and, in reliance on the representations and warranties of the Company contained herein, the Purchasers will purchase from the Company the Shares in exchange for Notes in an aggregate principal amount of $91,463,400 then to be held by the Purchasers delivered free and clear of all liens, encumbrances, equities or claims and (b) the Company will make a cash payment to the Purchasers by wire transfer of immediately available funds in an amount equal to the interest accrued on the Notes sold to the Company by the Purchasers from the last interest payment date on the Notes up to and including the Closing Date (as defined below).


                                   ARTICLE II

                                     CLOSING

                  SECTION 2.1 CLOSING DATE. The closing (the "Closing") of the purchase and sale of the Shares contemplated hereby shall take place on such date and at such time as agreed to by the Company and the Purchasers but in no event later than three business days following the date upon which all of the conditions set forth in Article V and all the conditions to closing in the Note Purchase Agreement (as defined below) are satisfied or waived (the date of the Closing is hereinafter referred to as the "Closing Date"). The Closing shall be held at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, One Beacon Street, Boston, Massachusetts, or at such other place as agreed to by the Company and the Purchasers. The Closing shall occur simultaneously with the closing of the transactions contemplated by the Other Purchase Agreements and the Securities Purchase Agreement among Tribune Company, the Purchasers and the Other Purchasers dated the date hereof (the "Note Purchase Agreement") and the closing of each shall be conditioned on the closing of the others.

                  Delivery of the Shares to be purchased by the Purchasers pursuant to this Agreement shall be made at the Closing by the Company delivering to each Purchaser, against payment of the purchase price therefor, one certificate representing the appropriate number of Shares (registered in the name of such Purchaser or such other person which shall be an affiliate of such Purchaser or a nominee of such Purchaser or such affiliate as such Purchaser may have designated in writing to the Company at least one business day prior to the Closing Day), unless at least two business days prior to the Closing Date such Purchaser shall have requested


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that the Company deliver more than one certificate representing the Shares, in which event the Company will deliver to each Purchaser the number of certificates so requested, registered in such name or names specified in such request (subject to the foregoing limitation). Payment of the purchase price for the Shares to be purchased hereunder shall be made by the Purchaser by delivery of Notes in the aggregate principal amount of $91,463,400 to the Company duly endorsed for transfer to the Company with all signatures guaranteed by stock powers or other evidence of transfer reasonably acceptable to the Company.

                  SECTION 2.2 FURTHER ASSURANCES. From time to time following the Closing, upon the request of any Purchaser, the Company shall execute and deliver, or cause to be executed and delivered, to such Purchaser such other instruments and take such other action as may be reasonably necessary to more effectively vest in such Purchaser and put the Purchaser in possession of the shares of common stock par value $.01 per share, of the Company (the "Common Stock") issuable upon conversion of the Shares. The Company shall cooperate with the Purchasers in obtaining as soon as practicable all necessary governmental consents and approvals, including approvals under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act").

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  As an inducement to the Purchasers to enter into this Agreement and to consummate the transactions contemplated hereby, the Company represents and warrants to each of the Purchasers as follows:

                  SECTION 3.1 SEC REPORTS. The Company has filed all documents required to be filed since January 1, 1995 with the Securities and Exchange Commission (the "Commission") (the "SEC Reports"). As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act of 1933, as amended (including the rules and regulations promulgated thereunder, the "Securities Act"), and the Securities Exchange Act of 1934, as amended (including the rules and regulations promulgated thereunder, the "Exchange Act"), as the case may be, and none of the SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein, in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.



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                  SECTION 3.2 ACCOUNTANTS. Coopers & Lybrand L.L.P., Arthur
Andersen LLP, KPMG Peat Marwick LLP, Price Waterhouse LLP and Deloitte & Touche LLP, who have expressed their respective opinions with respect to the financial statements and schedules included in the SEC Reports, are independent accountants as required by the Securities Act.

                  SECTION 3.3 FINANCIAL STATEMENTS. (a) The annual audited financial statements of the Company included in the relevant Report on Form 10-K for the period ended January 4, 1997 (the "10-K") present fairly in all material respects the financial position of the Company, as of the respective date of such financial statements, and the results of operations and changes in cash flows of the Company for the respective periods covered thereby. Such statements and related notes have been prepared in accordance with generally accepted accounting principles applied on a consistent basis, in each case, as certified by one or more of the independent accountants named in Section 3.2.

                  (b) The unaudited interim financial statements of the Company included in the Company's Quarterly Report on Form 10-Q for the period ended July 5, 1997 (the "Second Quarter 10-Q") present fairly in all material respects the financial position of the Company, as of the respective dates of such financial statements, and the results of operations and changes in cash flows of the Company for the respective periods covered thereby. Such statements and related notes have been prepared in accordance with generally accepted accounting principles applied on a consistent basis except for normal year-end adjustments and the omission of certain footnote disclosure.

                  SECTION 3.4 ABSENCE OF CERTAIN CHANGES. Except as disclosed in
Section 3.4 of a letter dated the date hereof from and previously delivered by the Company to the Purchasers (the "Disclosure Letter"), (a) since the date of the latest balance sheet presented in the Second Quarter 10-Q there has been no material adverse change in the business, properties, prospects, operations, condition (financial or other) or results of operations of the Company and its Subsidiaries (as defined herein) taken as a whole, whether or not arising from transactions in the ordinary course of business, provided that a decline in the trading price of the Common Stock shall not be deemed to be such a material adverse change if such decline is not attributable to a material adverse change in the business, properties, operations, prospects, condition (financial or other) or results of operations of the Company and its Subsidiaries taken as a whole, (b) since the date of the latest balance sheet presented in the Second Quarter 10-Q, neither the Company nor any of its Subsidiaries has incurred or undertaken any


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liabilities or obligations, direct or contingent, except for (i) liabilities or obligations which are reflected in the Second Quarter 10-Q and (ii) the transactions contemplated by this Agreement and the Other Purchase Agreements,
(iii) contractual liabilities incurred in the ordinary course of business, (iv) other liabilities that would not have a material adverse effect on the business, properties, prospects, operations, condition (financial or other) or results of operations of the Company and its subsidiaries taken as a whole and (v) liabilities incurred in connection with any acquisition of another business entity made by the Company after the date hereof.

                  SECTION 3.5 AUTHORITY. The Company has all necessary corporate power and corporate authority to enter into this Agreement, the Other Purchase Agreements and the other agreements, documents and instruments to be executed by the Company in furtherance of the transactions contemplated hereby and thereby, including without limitation, the Registration Rights Agreement between the Company and the Purchasers, a form of which is attached hereto as Exhibit B (the "Registration Rights Agreement") (collectively, the "Transaction Documents"), and to consummate the transactions contemplated hereby and thereby.

                  SECTION 3.6 NON-CONTRAVENTION. The execution, delivery, and performance of the Transaction Documents by the Company and the consummation of the transactions contemplated thereby by the Company do not and will not (a) result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries (as defined below) pursuant to any agreement, instrument, franchise, license or permit to which the Company or any of its Subsidiaries is a party or by which any of such corporations or their respective properties or assets may be bound or (b) violate any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body applicable to the Company or any of its Subsidiaries or any of their respective properties or assets, other than such breaches, defaults or violations that are not reasonably expected to impair the ability of the Company to consummate the transactions contemplated by this Agreement. The execution, delivery and performance of the Transaction Documents by the Company and the consummation of the transactions contemplated thereby do not and will not violate or conflict with any provision of the certificate of incorporation or by-laws of the Company or any of its Subsidiaries, as currently in effect. Except as set forth in
Section 3.6 of the Disclosure Letter,


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no consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any government agency or body applicable to the Company or any of its Subsidiaries or any of their respective properties or assets is required for the execution, delivery and performance of the Transaction Documents or the consummation of the transactions contemplated thereby, including the issuance, sale and delivery of the Shares to be issued, sold and delivered by the Company hereunder.

                  SECTION 3.7 CAPITALIZATION. The Company had, as of July 5, 1997, an authorized and outstanding capitalization as set forth in the Second Quarter 10-Q.

                  SECTION 3.8 SUBSIDIARIES. Except for the subsidiaries listed in Section 3.8 of the Disclosure Letter, the Company does not own or control, directly or indirectly, any "significant subsidiary" within the meaning of Regulation S-X of the Commission. The subsidiaries listed in Section 3.8 of the Disclosure Letter are hereinafter referred to as the "Subsidiaries." Each of the Company and its Subsidiaries has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation. Each of the Company and its Subsidiaries is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the character or location of its properties (owned, lease or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing which will not in the aggregate have a material adverse effect on the Company and its Subsidiaries taken as a whole. The Company owns all of the outstanding capital stock of each of its Subsidiaries, other than the non-voting exchangeable shares of SoftKey Software Products Inc. and qualifying shares of certain Subsidiaries organized outside the United States, free and clear of all claims, liens, charges and encumbrances other than as disclosed in Section 3.8 of the Disclosure Letter. Each of the Company and its Subsidiaries has all requisite power and authority, and all necessary consents, approvals, authorizations, orders, registrations, qualifications, licenses and permits of and from all public, regulatory or governmental agencies and bodies, to own, lease and operate its properties and conduct its business as now being conducted, except where the failure to possess such requisite power and authority would not have a material adverse effect on the business, properties, prospects, operations, condition (financial or other) or results of operations of the Company and its Subsidiaries taken as a whole.



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
                  SECTION 3.9 ACTIONS. Except as described in Section 3.9 of the Disclosure Letter, there is no litigation or governmental proceeding to which the Company or any of its Subsidiaries is a party or to which any property of the Company or any of its Subsidiaries is subject or which is pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries which could reasonably be expected to have a material adverse effect on the business, properties, prospects, operations, condition (financial or other) or results of operations of the Company and its Subsidiaries taken as a whole.

                  SECTION 3.10 INVESTMENT COMPANY ACT. Neither the Company nor any of its Subsidiaries is (i) an "investment company" or a company "controlled" by an investment company within the meaning of the Investment Company Act of 1940, as amended, (ii) a "holding company" or a "subsidiary company" of a holding company or an "affiliate" thereof within the meaning of the Public Utility Holding Company Act of 1935, as amended, or (iii) subject to regulation under the Federal Power Act, the Interstate Commerce Act or any federal or state statute or regulation limiting its ability to consummate the transactions contemplated hereby.

                  SECTION 3.11 REPORTING. The Company is subject to Section 13 of the Exchange Act and is in compliance in all material respects with the provisions of such section.

                  SECTION 3.12 REGISTRATION AND QUALIFICATION. Assuming the accuracy of the representations and warranties made by each of the Purchasers and set forth in Article IV hereof, it is not necessary in connection with the offer, sale and delivery of the Shares to the Purchasers in the manner contemplated by this Agreement to register the Shares or the shares of Common Stock issuable upon conversion of the Shares, under the Securities Act.

                  SECTION 3.13 NO LIABILITIES. Neither the Company nor its Subsidiaries has any liabilities or obligations (direct or indirect, contingent or absolute, known or unknown, matured or unmatured) of any nature whatsoever, whether arising out of contract, tort, statute or otherwise ("Liabilities"), except (i) as reflected or reserved against in the latest balance sheet of the Company presented in the Second Quarter 10-Q and not heretofore discharged, (ii) as set forth in Section 3.13 of the Disclosure Letter, (iii) liabilities incurred in the ordinary course of business since the date of the latest balance sheet presented in the Second Quarter 10-Q, (iv) contractual liabilities incurred in the ordinary course of business, (v) liabilities incurred in connection with any acquisition of another


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
business entity made by the Company after the date hereof or (vi) other liabilities that would not have a material adverse effect on the business, properties, prospects, operations, condition (financial or other) or results of operations of the Company and its subsidiaries taken as a whole.

                  SECTION 3.14 NO DEFAULTS. Except as disclosed in Section 3.14 of the Disclosure Letter, neither the Company nor any of its Subsidiaries is in violation or default under any provision of its certificate of incorporation, by-laws or other organization documents, or is in breach of or default with respect to any provision of any agreement, judgment, decree, order, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which it is a party or by which it or any of its properties are bound; and there does not exist an event of default on the part of the Company or any such Subsidiary as defined in such documents which, with notice or lapse of time or both, would constitute a default, which such violation or default, in either such case, would not have a material adverse effect on the business, properties, prospects, operations, condition (financial or other) or results of operations of the Company and its subsidiaries taken as a whole.

                  SECTION 3.15 VIOLATIONS OF LAW. The Company and its Subsidiaries are in compliance, and have complied at all times during the past three years, and all transactions pursuant to the Transaction Documents shall comply with all applicable federal, state and local statutes, codes, ordinances, rules and regulations of the United States and all other countries and subdivisions thereof (the "Laws") to the extent applicable, other than violations which would not have a material adverse effect on the business, properties, operations, condition (financial or other) or results of operations of the Company and its Subsidiaries taken as a whole. Neither the Company nor any of its Subsidiaries has received notice within the past three years of any violations of any Laws, which violations would be material to the Company and its subsidiaries taken as a whole.

                  SECTION 3.16 ENFORCEABILITY OF AGREEMENT. This Agreement has been, and the other agreements to be executed and delivered by the Company pursuant hereto have been or will be, duly and validly authorized, executed and delivered by the Company and this Agreement is, and such other agreements when so executed and delivered will be, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

                  SECTION 3.17 THE CAPITAL STOCK. (a) All of the outstanding shares of Common Stock are duly and validly authorized and issued, fully paid


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
and nonassessable, have been issued in compliance with all federal and state securities laws, and were not issued and are not now in violation of or subject to any preemptive rights. All issued and outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable. Except as disclosed in Section 3.17 of the Disclosure Letter as of the date hereof, neither the Company nor any Subsidiary has outstanding any options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations. There are currently no shares of the Company's preferred stock outstanding.

                  (b) (i) The Shares have been duly and validly authorized by the Company and the Shares, when issued, sold and delivered in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable. The shares of Common Stock issuable upon conversion of the Shares have been duly and validly authorized by the Company and, when issued in accordance with the terms of the Shares, will be duly and validly issued, fully paid and nonassessable. The shares of Common Stock issuable on conversion of the Shares at the initial conversion price have been reserved for issuance, and no further approval or authority of the stockholders or the Board of Directors of the Company (the "Board of Directors") under the Delaware General Corporation Law will be required for such issuance of Common Stock following the Closing. No preemptive rights or other rights to subscribe for or purchase securities exist with respect to the issuance and sale of the Shares by the Company pursuant to this Agreement or the issuance of Common Stock on conversion of the Shares.

                      (ii) Except as set forth in Section 3.17 of the Disclosure Letter, no security holder of the Company has any right which has not been satisfied or waived to require the Company to register the sale of any securities owned by such security holder under the Securities Act.

                  SECTION 3.18 PROPERTIES. The Company or the applicable Subsidiary holds its leased properties under valid and binding leases, with such exceptions as are not materially significant in relation to the business of the Company. Except as disclosed in Section 3.18 of the Disclosure Letter, the Company owns or leases all such properties as are necessary to its operations as now conducted.

                  SECTION 3.19 INTELLECTUAL PROPERTY. Except as disclosed in
Section 3.19 of the Disclosure Letter, the Company and its Subsidiaries have sufficient trademarks, trade names, patent rights, copyrights, licenses, approvals and governmental authorizations to conduct their businesses substantially as now conducted; and the Company has no knowledge of any infringement by it or its Subsidiaries of any trademark, trade name, patent, copyright, licenses, trade secret or other similar rights of others, and there is no claim being made against the Company or its Subsidiaries regarding trademark, trade name, patent, copyright, license, trade secret or other infringement, in any such case which could reasonably be expected to have a material adverse effect on the business, properties, prospects, operations, condition (financial or otherwise) or results of operations of the Company and it or its Subsidiaries taken as a whole.

                  SECTION 3.20 TAXES. The Company and its Subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns and have paid all taxes shown as due thereon; and the Company has no knowledge of any tax deficiency which has been asserted or threatened against the Company or its Subsidiaries which could have a material adverse effect on the business, properties, prospects, operations, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries taken as a whole.

                  SECTION 3.21 INSURANCE. The Company and its Subsidiaries maintain insurance of the types and in the amounts generally deemed adequate for its business and that of its Subsidiaries against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect.

                  SECTION 3.22 CERTAIN PAYMENTS. To the knowledge of the Company, neither the Company nor any of its Subsidiaries has at any time (i) made any unlawful contribution to any candidate for foreign office, or failed to disclose fully any contribution in violation of law or (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof.

                  SECTION 3.23 DELAWARE GENERAL CORPORATION LAW SECTION 203.
Section 203 of the Delaware General Corporation Law will not, prior to the termination of this Agreement and the Other Purchase Agreements, apply to such Agreements or the transactions contemplated hereby and thereby.



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
                                   ARTICLE IV

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

                  As an inducement to the Company to enter into this Agreement and to consummate the transactions contemplated hereby, each of the Purchasers hereby represents and warrants to the Company as follows:

                  SECTION 4.1 INVESTMENT. Purchaser is acquiring the Shares and the shares of Common Stock issuable upon conversion of the Shares for investment for its own account, and not with a view to any distribution thereof. Purchaser understands that the Shares and the shares of Common Stock issuable upon conversion of the Shares have not been registered under the Securities Act by reason of specific exemptions therefrom which depend upon, among other things, the bona fide nature of the investment intent and the accuracy of Purchaser's representations as expressed herein.

                  Purchaser's financial condition and investments are such that it is in a position to hold the Shares and the shares of Common Stock issuable upon conversion of the Shares for an indefinite period, bear the economic risks of the investment and to withstand the complete loss of the investment. Purchaser has extensive knowledge and experience in financial and business matters and has the capability to evaluate the merits and risks of any Shares and the shares of Common Stock issuable upon conversion of the Shares. Purchaser qualifies as an "accredited investor" as such term is defined in Section 2(15) of the Securities Act and Regulation D promulgated thereunder.

                  SECTION 4.2 RULE 144. Purchaser acknowledges that the Shares and the shares of Common Stock issuable upon conversion of the Shares must be held indefinitely unless subsequently registered under the Securities Act or any applicable state securities laws or unless exemptions from such registrations are available. Purchaser is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of securities purchased in a private placement subject to the satisfaction of certain conditions.

                      SECTION 4.3 ORGANIZATION OF PURCHASER. Purchaser is duly organized and validly existing under the laws of the jurisdiction of its organization.

                  SECTION 4.4 AUTHORITY OF PURCHASER. Purchaser has the power and authority (corporate or similar) to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to comply with the terms, conditions and provisions hereof.

                  The execution, delivery and performance of this Agreement by Purchaser has been duly authorized and approved by Purchaser and does not require any further authorization or consent of Purchaser or its beneficial owners. This Agreement is the legal, valid and binding agreement of Purchaser, enforceable against Purchaser in accordance with its terms.

                  SECTION 4.5 NON-CONTRAVENTION. The execution, delivery and performance of this Agreement by Purchaser and the consummation of any of the transactions contemplated hereby by Purchaser will not (a) conflict with or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of Purchaser pursuant to any agreement, instrument, franchise, license or permit to which Purchaser is a party or by which any of its properties or assets may be bound or (b) violate or conflict with any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body applicable to Purchaser or any of its properties or assets, other than such breaches, defaults or violations that are not reasonably expected to impair the ability of Purchaser to consummate the transactions contemplated by this Agreement. The execution, delivery and performance of this Agreement by Purchaser and the consummation of the transactions contemplated hereby by Purchaser do not and will not violate or conflict with any provision of the organizational documents of Purchaser, as currently in effect. Except for filings under the HSR Act, no consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any government agency or body applicable to Purchaser is required for the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.

                  SECTION 4.6 TITLE TO THE NOTES. Upon consummation of the transactions contemplated by the Note Purchase Agreement, the Purchasers will have good and valid title to the Notes to be surrendered to the Company hereunder, free and clear of all liens, encumbrances, equities or claims; and, upon delivery of the Notes to the Company, good and valid title to the Notes, free and clear of all liens, encumbrances, equities or claims, will pass to the Company, assuming that the Company is acquiring the Notes in good faith and without notice of any "adverse claims" within the meaning of Article 8 of the Uniform Commercial Code.

                                    ARTICLE V

                  CONDITIONS TO THE OBLIGATIONS OF THE PARTIES

A.       OBLIGATIONS OF THE PURCHASERS

                  SECTION 5.1 GENERAL CONDITIONS TO OBLIGATIONS OF THE PURCHASERS. The obligation of each of the Purchasers to consummate the transactions contemplated herein is subject to the accuracy of the representations and warranties of the Company herein contained, as of the date hereof and as of the Closing Date, and to the performance in all material respects by the Company of its obligations hereunder (including the covenants contained in Article VI of this Agreement).

                  SECTION 5.2 REGISTRATION RIGHTS AGREEMENT. The obligation of each of the Purchasers to consummate the transactions contemplated herein is subject to the Registration Rights Agreement continuing to be in full force and effect.

                  SECTION 5.3 OFFICERS' CERTIFICATES. The obligation of each of the Purchasers to consummate the transactions contemplated herein is subject to each of the Purchasers at the Closing Date receiving a certificate of the Chief Executive Officer and Chief Financial Officer of the Company, dated the Closing Date, to the effect that (i) as of the date hereof and as of the Closing Date, the representations and warranties of the Company set forth in Article III hereof are accurate and (ii) as of the Closing Date, the obligations of the Company to be performed hereunder on or prior to the Closing Date have been duly performed in all material respects.

                  SECTION 5.4 OPINIONS. The obligation of each of the Purchasers to consummate the transactions contemplated herein is subject to each of the Purchasers receiving at the Closing Date the opinion of Neal S. Winneg, General Counsel for the Company, to the effect of the matters set forth in Exhibit C and the opinion of Hale and Dorr LLP, special counsel for the Company, to the effect of the matters set forth in Exhibit D.

                  SECTION 5.5 CERTIFICATE OF DESIGNATION. The obligation of each of the Purchasers to consummate the transactions contemplated herein is subject to the Certificate of Designation attached hereto as Exhibit A being duly adopted by the Company and filed with the Secretary of State of the State of Delaware.

                  SECTION 5.6 MATERIAL ADVERSE EFFECT. The obligation of each of the Purchasers to consummate the transactions contemplated herein is subject to there being since the date of the last balance sheet presented in the Second Quarter 10-Q no fact or condition which would have, or insofar as reasonably can be foreseen could have, a material adverse effect on the business, properties, prospects, operations, condition (financial or other) or results of operations of the Company and its Subsidiaries taken as a whole; provided, that a decline in the trading price of the Common Stock shall not be deemed to be such a material adverse effect if such decline is not attributable to a material adverse change in the business, properties, prospects, operations, condition (financial or other) or results of operations of the Company and its subsidiaries taken as a whole.

                  SECTION 5.7 [Intentionally Left Blank].

B.       OBLIGATIONS OF THE COMPANY

                  SECTION 5.8 GENERAL CONDITIONS TO THE OBLIGATIONS OF THE COMPANY. The obligation of the Company to sell the Shares to each of the Purchasers shall be subject to the accuracy of the representations and warranties of each of the Purchasers herein contained except to the extent any inaccuracies do not materially impair the ability of the Purchasers to consummate the transaction contemplated by the Agreement, as of the date hereof and as of the Closing Date, and to the performance in all material respects by each of the Purchasers of its obligations hereunder.

C.       OBLIGATIONS OF EACH OF THE COMPANY AND THE PURCHASERS

                  SECTION 5.9 NO INJUNCTION. The obligations of each of the Company and the Purchasers to consummate the transactions contemplated herein are subject to the condition that no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction prohibiting or preventing consummation of the transactions contemplated herein shall be in effect.

                  SECTION 5.10 HSR WAITING PERIOD. The obligations of each of the Company and the Purchasers to consummate the transactions contemplated herein are subject to the condition of the expiration or early termination of the application waiting periods under the HSR.

                  SECTION 5.11 SHAREHOLDER APPROVAL. The obligations of each of the Company and the Purchasers to consummate the transactions contemplated herein are subject to the approval of the issuance of the Shares, the Other Shares and the shares of Common Stock issuable upon conversion of the Shares and the Other Shares by the Company's stockholders in accordance with the requirements of the New York Stock Exchange ("NYSE").

                  SECTION 5.12 RECEIPT OF CONSENTS. The obligation of each of the Company and the Purchasers to consummate the transactions contemplated by this Agreement are subject to the receipt by the Company of all governmental or third-party consents shown in Section 5.12 of the Disclosure Letter the transactions.


                                   ARTICLE VI

                            COVENANTS OF THE COMPANY

                  As an inducement to the Purchasers to enter into this Agreement and to consummate the transactions contemplated hereby, the Company hereby covenants with each of the Purchasers as follows:

                  SECTION 6.1 REPORTING. The Company will, so long as the Shares or the shares of Common Stock issuable upon conversion thereof are outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, file reports and other information with the Commission under
Section 13 or 15 (d) of the Exchange Act.

                  SECTION 6.2 PAYMENT OF EXPENSES. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company hereby agrees to pay (i) all costs and expenses incident to the performance of the obligations of the Company hereunder, includ-ing those in connection with (a) the issuance, transfer and delivery of the Shares or the shares of Common Stock issuable upon conversion thereof to each of the Purchasers, including any transfer or similar taxes payable therein, (b) the qualification of Shares or the shares of Common Stock issuable upon conversion thereof under state or foreign securities or Blue Sky laws, (c) the cost of printing the Shares or the shares of Common Stock issuable upon conversion thereof and (d) the cost and charges of any transfer agent, registrar, trustee or fiscal paying agent and to promptly pay (ii) all documented out-of-pocket costs and expenses, including attorneys', accountants' and consultants' fees, incurred by each of the Purchasers in connection with the negotiation and consummation of this Agreement, the Note Purchase Agreement, the Registration Rights Agreement and the transactions contemplated thereby up to $800,000 in the aggregate for all Purchasers and Other Purchasers under this Section 6.2 and
Section 6.2 of the Other Purchase Agreements.

                  SECTION 6.3 INSPECTION. Prior to and following the Closing, the Company will permit each of the Purchasers and their representatives to visit and inspect any of the Company's properties, to examine its books and records and to make copies and to take extracts therefrom, and to discuss its business affairs and finances with its officers and key employees, all at such reasonable times as the Purchasers may request.

                  SECTION 6.4 AVAILABILITY OF COMMON STOCK. The Company shall at all times reserve and keep available out of its authorized but unissued Common Stock, for the purpose of effecting the conversion of the Shares, the full number of shares of Common Stock then issuable upon the conversion of the Shares. The Company will, from time to time, in accordance with the laws of the State of Delaware, increase the authorized amount of Common Stock if at any time the number of shares of Common Stock remaining unissued and available for issuance shall be insufficient to permit conversion of the Shares.

                  SECTION 6.5 TRANSACTION FEE. Upon the execution of this Agreement, the Company shall pay the Purchasers an aggregate fee equal to $375,000. On the Closing Date, the Company shall pay the Purchasers an additional aggregate fee equal to $750,000.

                  SECTION 6.6 FLEET BANK CONSENT. The Company will use its best efforts to obtain the consent of Fleet Bank of Massachusetts, N.A. referred to in Section 5.12 of the Disclosure Letter, within 10 days after the date hereof.

                  SECTION 6.7 PROXY STATEMENTS; STOCKHOLDER APPROVALS. The Company acting through the Board of Directors, shall, in accordance with applicable law and its Certificate of Incorporation and By-Laws:

                  (a) promptly and duly call, give notice of, convene and hold as soon as practicable following the clearance of the proxy statement to be issued in connection with the transactions contemplated herein (the "Proxy Statement") with the SEC, but in no event later than the Closing Date, a meeting of its stockholders for the purpose of voting to approve the issuance of the Shares and the shares of Common Stock issuable upon conversion thereof and shall use its best efforts, except to the extent the Board of Directors determines in good faith, after consultation with outside counsel, that contrary action is required by the Board of Directors' fiduciary duties under applicable law, to obtain stockholder approval;

                  (b) except to the extent the Board of Directors determines in good faith, after consultation with outside counsel, that contrary action is required by the Board of Directors' fiduciary duties under applicable law, recommend approval of the issuance of the Shares and the shares of Common Stock issuable upon conversion thereof, and include in the Proxy Statement such recommendation, and take all lawful action to solicit such approvals; and

                  (c) as promptly as practicable following the signing of this Agreement, prepare and file with the SEC a preliminary Proxy Statement and respond to any comments of the SEC with respect to the preliminary Proxy Statement and cause the definitive Proxy Statement to be mailed to its stockholders.

                  SECTION 6.8 ELECTION TO BOARD OF DIRECTORS OF THE COMPANY. Simultaneously with the Closing, the Company shall (a) take all actions necessary to ensure that one representative of each of the following Purchaser groups is appointed to the Board of Directors promptly after the consummation of the transactions contemplated herein: (i) Thomas H. Lee Equity Fund III, L.P., Thomas H. Lee Foreign Fund III, L.P., Thomas H. Lee Company and affiliates (collectively, the "Lee Purchaser Group"); (ii) Bain Capital Fund V, L.P., Bain Capital Fund V-B, L.P., BCIP Associates, L.P., BCIP Trust Associates, L.P. and affiliates (collectively, the "Bain Purchaser Group"); and (iii) Centre Capital Investors II, L.P., Centre Capital Tax-Exempt Investors II, L.P., Centre Capital Offshore Investors II, L.P., State Board of Administration of Florida, Centre Parallel Management Partners, L.P., Centre Partners Coinvestment, L.P. and affiliates (collectively, the "Centre Purchaser Group"); (b) use best efforts to cause each of the directors appointed in accordance with subsection (a) hereof and the representative of the Thomas H. Lee Company currently serving on the Board of Directors (and any successor nominees thereof) (collectively, the "Purchasers' Representatives") to be renominated and reelected when their initial and any subsequent term expires, (c) use best efforts to cause the election of two nominees from the four Purchasers' Representatives to each of the executive, compensation and audit committees of the Board of Directors, in each case except to the extent the Board of Directors determines in good faith, after consultation with outside counsel, that contrary action is required by the Board of Directors' fiduciary duties under applicable law; provided, however that if (i) the Lee Purchaser Group, in the aggregate, holds less than 40% or 20% of the Shares initially owned by the Lee Purchaser Group (or if any of such Shares have been converted and after making appropriate adjustment for any stock dividend, split-up, recapitalization, rights, merger or other change in the corporate or capital structure of the Company (a "Restructuring"), shares of Common Stock and shares of Common Stock issuable upon conversion of the Shares representing less than 40% or 20% of the Common Stock originally issuable upon conversion of the Shares), the Lee Purchaser Group shall only be entitled to nominate one or no such nominees to the Board of Directors, respectively; (ii) the Bain Purchaser Group holds less than 40% of the Shares initially owned by the Bain Purchaser Group (or if any of such Shares have been converted and after making appropriate adjustment for any Restructuring, shares of Common Stock and shares of Common Stock issuable upon conversion of the Shares representing less than 40% of the Common Stock originally issuable upon conversion of the Shares), the Bain Purchaser Group shall not be entitled to nominate any nominees to the Board of Directors; and (iii) the Centre Purchaser Group holds less than 40% of the Shares initially owned by the Centre Purchaser Group (or if any of such Shares have been converted and after making appropriate adjustment for any Restructuring, shares of Common Stock and shares of Common Stock issuable upon conversion of the Shares representing less than 40% of the Common Stock originally issuable upon conversion of the Shares), the Centre Purchaser Group shall not be entitled to nominate any nominees to the Board of Directors; and provided, further that (i) if at any time there are only two Purchasers' Representatives serving on the Board of Directors, the Company will use its best efforts to cause the election of only one of such Purchasers' Representatives to each of the executive, compensation and audit committee and (ii) if at any time there is only one Purchasers' Representative serving on the Board of Directors, the Company is not obligated to use its best efforts to cause the election of such Purchasers' Representative to any of the committees. Each of the Purchasers and the Other Purchasers will designate the representatives who will sit on the executive, compensation and audit committees of the Board of Directors based on a vote of a majority in interest of the Purchasers and the Other Purchasers.

                  SECTION 6.9 NO GENERAL SOLICITATION. None of the Company, its affiliates (as defined in Rule 501(b) of the Securities Act) or any person acting on their behalf will solicit any offer to buy or offer or sell the Shares by means of any form or general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act that would require the registration of the Shares under the Securities Act.


                                   ARTICLE VII

                           COVENANTS OF THE PURCHASERS

                  SECTION 7.1         CERTAIN RESTRICTIONS.

                  (a) Each of the Purchasers covenants with the Company that, without the consent of the Company, for a period commencing on the date hereof and continuing through the fifth anniversary of the date hereof, none of the Purchasers, singly or as part of a group, directly or indirectly, through one or more intermediaries or otherwise, will:

                  (i) purchase or acquire, or offer, propose or agree to purchase or acquire, directly or indirectly, any of the Common Stock (other than by conversion of any of the Shares), any option, warrant or other right to acquire, directly or indirectly, any Common Stock or any securities which are convertible into or exchangeable or exercisable for Common Stock (other than the exercise of options under the Stock Option Agreement dated the date hereof); provided, however, that notwithstanding anything to the contrary contained herein, the foregoing restriction shall not be deemed to be violated or applicable if a Purchaser is not otherwise in breach of this Agreement and (A) the amount of the outstanding Common Stock beneficially owned, in the aggregate, by such Purchaser is increased as a result of any stock dividend, stock split, split-up, recapitalization, merger or other change in the corporate or capital structure of the Company or any other action taken solely by the Company or (B) the Company breaches its obligations under Section 6.8 hereof; and provided, further, that at any time when the percentage of the outstanding

         Common Stock owned by a Purchaser on a fully diluted basis is less than the percentage of the outstanding Common Stock owned by such Purchaser on a fully diluted basis on the Closing Date (the "Maximum Amount") such Purchaser may purchase additional shares of Common Stock up to the Maximum Amount;

                  (ii) solicit, or encourage any other person to solicit, "proxies" or become a "participant" or otherwise engage in any "solicitation" (as such terms are defined or used in Regulation 14A under the Exchange Act) in opposition to a recommendation of a majority of the directors of the Company with respect to any matter; seek to advise or influence any person (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to the voting of any securities of the Company; or execute any written consent in lieu of a meeting of holders of securities of the Company or any class thereof;

                  (iii) initiate, propose or otherwise solicit stockholders for the approval of one or more stockholder proposals with respect to the Company, as described in Rule 14a-8 under the Exchange Act;

                  (iv) except as results from the Purchase Agreements or from arrangements among the Purchasers and the Other Purchasers, directly or indirectly participate in or encourage the formation of any "group" (within the meaning of Section 13(d)(3) of the Exchange Act) owning or seeking to acquire beneficial ownership of securities of the Company or affect control of the Company;

                  (v) except as results from the Purchase Agreements or from arrangements among the Purchasers and the Other Purchasers, otherwise act, directly or indirectly, alone or in concert with others, to seek to control or influence in any manner the management, business, operations, board of directors, policies or affairs of the Company, or propose or seek to effect any form of business combination transaction with the Company or any affiliate thereof or any restructuring, recapitalization or other similar transaction with respect to the Company; or

                  (vi) (a) encourage any person, firm, corporation, group or other entity to engage in any of the actions covered by clauses (i) through (v) of this Section 7.1 or make any public arrangement (or make other communication with or to the Company or otherwise which, in the opinion of counsel to the Company, would require public announcement) with respect to any matter set forth in clause (i) through (v) of this
         Section 7.1; provided, however, that actions taken by any representative of the Purchaser on the Board of Directors of the Company, acting in his or her capacity as such a director, shall not violate this Section 7.1.

                           (b) No Purchaser shall, without the Company's consent, sell, transfer, effect a short sale of, grant any option for the purchase of, or loan any Shares or Common Stock for a period of 18 months from the date of issuance of the Shares except to an affiliate or the Other Purchasers or an affiliate thereof; provided that this restriction on each Purchaser's ability to sell or transfer any Shares will cease to apply upon a conversion of the Shares pursuant to Section
         8.10.1 of the Certificate of Designation; provided further, that each Purchaser may sell its Shares or Common Stock in any tender offer or exchange offer made for any Company securities.


                                  ARTICLE VIII

                  RESTRICTIONS ON TRANSFERABILITY OF SECURITIES

                  SECTION 8.1 RESTRICTIVE LEGEND. Each certificate representing
(a) the Shares, (b) shares of the Common Stock issuable upon conversion of any Shares, and (c) any other securities issued in respect of the Shares or Common Stock issued upon conversion of any Shares upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event (each of the foregoing securities in (a) through (c) being referred to herein as "Restricted Securities"), shall (unless otherwise permitted by the provisions of Section 8.2 below) be stamped or otherwise imprinted with a legend substantially in the following form (in addition to the legend required under any applicable state securities laws):

                  THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY APPLICABLE STATE SECURITIES LAWS. SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATIONS OR EXEMPTIONS THEREFROM UNDER SAID ACT OR LAWS. COPIES OF THE AGREEMENT COVERING THE PURCHASE OF THESE SHARES AND THEIR TRANSFER MAY BE OB-

         TAINED AT NO COST BY WRITTEN REQUEST MADE BY THE
         HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRE-
         TARY OF THE COMPANY.

The Company will promptly, upon request, remove any such legend when no longer required by the terms of this Agreement or by applicable law.

                  SECTION 8.2 NOTICE OF PROPOSED TRANSFERS. Prior to any proposed transfer of any Restricted Securities, unless there is in effect a registration statement under the Securities Act covering the proposed transfer, the Purchaser proposing such a transfer shall give written notice to the Company of its intention to effect such transfer. Each such notice shall describe the manner and circumstances of the proposed transfer in sufficient detail, and shall be accompanied by either (a) a written opinion of legal counsel (who shall be reasonably satisfactory to the Company) addressed to the Company to the effect that the proposed transfer of the Restricted Securities may be effected without registration under the Securities Act or (b) a "no action" letter from the Commission to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon, in each case, such Purchaser shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by such Purchaser to the Company. Unless there is in effect a registration statement under the Securities Act covering the proposed transfer, each certificate evidencing the Restricted Securities transferred as herein provided shall bear the appropriate restrictive legend set forth in Section 8.1 above except that such certificate shall not bear such restrictive legend if, (i) in the opinion of counsel for such Purchaser, such legend is not required in order to establish compliance with any provisions of the Securities Act, (ii) a period of at least one year has elapsed since the later of the date the Restricted Securities were acquired from the Company or from an affiliate of the Company, and such Purchaser represents to the Company that it is not an affiliate of the Company and has not been an affiliate during the preceding three months and shall not become an affiliate of the Company without resubmitting the Restricted Securities for reimposition of the legend, or (iii) the restricted Securities have been sold pursuant to Rule 144(k) and the certificate is accompanied by a representation by such Purchaser that it is not an affiliate of the Company, has not been an affiliate during the three-month period prior to the sale and has held the Restricted Securities for more than two years.

                                   ARTICLE IX

                                   TERMINATION

                  Notwithstanding anything contained herein to the contrary, this Agreement may be terminated at any time prior to the Closing Date:

                  (a) by the mutual written consent of the Purchasers and the Company;

                  (b) by any Purchaser or the Company if the Closing has not occurred on or before six months from the date hereof and this Agreement has not previously been terminated; provided, however, that the right to terminate the Agreement under this Section 9(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date; or

                  (c) by any Purchaser or the Company if any of the Other Purchase Agreements or the Note Purchase Agreement are terminated; or

                  (d) by any Purchaser 10 days after the Company's shareholders, at a duly held meeting at which such shareholders vote on the issuance of the Preferred Stock to the Purchasers or the Other Purchasers, fail to approve such issuance.

                  In the event that this Agreement shall be terminated pursuant to this Article IX, all further obligations of the parties under this Agreement other than the obligations set forth in Article X and Sections 6.2, 6.5 and
11.10 shall be terminated without further liability of any party to any other party, provided that nothing herein shall relieve any party from liability for its willful breach of this Agreement.


                                    ARTICLE X

                                 INDEMNIFICATION

                  SECTION 10.1 INDEMNIFICATION. The Company hereby agrees to indemnify, defend and hold harmless each Purchaser from and against all de-mands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs and expenses (collectively, "Claims"), including without limitation, interest, penalties and attorneys' fees and expenses, asserted against, resulting to, or imposed upon or incurred by such Purchaser directly or indirectly, in connection with the transactions contemplated hereby.

                  SECTION 10.2 TERMS OF INDEMNIFICATION. The obligations and liabilities of the Company with respect to Claims by third parties will be subject to the following terms and conditions:

                  (a) a Purchaser will give the Company prompt notice of any Claims asserted against, resulting to, imposed upon or incurred by a Purchaser, directly or indirectly, and the Company will undertake the defense thereof by representatives of their own choosing which are reasonably satisfactory to such Purchaser; provided that the failure of any Purchaser to give notice as provided in this Section 10.2 shall not relieve the Company of its obligations under this
Article X, except to the extent that such failure has materially and adversely affected the rights of the Company;

                  (b) if within a reasonable time after notice of any Claim, the Company fails to defend, such Purchaser will have the right to undertake the defense, compromise or settlement of such Claims on behalf of and for the account and at the risk of the Company, subject to the right of the Company to assume the defense of such Claim at any time prior to settlement, compromise or final determination thereof;

                  (c) if there is a reasonable probability that a Claim may materially and adversely affect a Purchaser other than as a result of money damages or other money payments, such Purchaser will have the right at its own expense to defend (provided that the indemnifying party shall continue to control the defense and the indemnified party shall have the right to participate in such defense), or co-defend, such Claim;

                  (d) the Company on one hand and the Purchasers on the other will not, without the prior written consent of the other, settle or compromise any Claim or consent to entry of any judgment relating to any such Claim;

                  (e) with respect to any Claims asserted against a Purchaser, such Purchaser will have the right to employ one counsel of its choice in each applicable jurisdiction (if more than one jurisdiction is involved) to represent such Purchaser if, in such Purchaser's reasonable judgment, a conflict of interest between such Purchaser and the indemnifying party exists in respect of such Claims, and in that event the fees and expenses of such separate counsel shall be paid by such indemnifying party;

                  (f) the Company will provide each Purchaser reasonable access to all records and documents of the Company relating to any Claim; and

                  (g) any Claim, in so far as it is related to any of the representations and warranties of the Company contained in this Agreement, must be made within one year of the Closing Date.


                                   ARTICLE XI

                                  MISCELLANEOUS

                  SECTION 11.1 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without regard to the conflict of laws rules thereof.

                  SECTION 11.2 SURVIVAL. All representations and warranties, covenants and agreements of the Company and any Purchaser contained in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Purchaser or any controlling person thereof or by or on behalf of the Company, any of its officers and directors or any controlling person thereof, and such representations and warranties shall survive for a period of one year from the Closing Date hereof.

                  SECTION 11.3 SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors and permitted assigns of the parties hereto. No assignment of this Agreement may be made by either party at any time, whether or not by operation of law, without the other party's prior written consent, except that each Purchaser may assign any of its rights hereunder to an affiliate of such Purchaser or to the Other Purchasers or any of their affiliates without the Company's consent provided that such affiliate expressly assumes in writing all of the purchaser's obligations hereunder, and provided that such assignment shall not relieve the assigning Purchaser of its obligations hereunder.

                  SECTION 11.4 ENTIRE AGREEMENT; AMENDMENT. This Agreement and the Transaction Documents constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof provided that the Confidentiality Agreement between the Purchasers and the Company dated April 18, 1997 shall remain in effect. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

                  SECTION 11.5 NOTICES, ETC. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telex, telecopier or courier guaranteeing overnight delivery, addressed (a) if to the Purchasers to Thomas H. Lee Company at 75 State Street, Boston, Massachusetts 02109, Attention: Anthony J. DiNovi, or at such other addresses as shall have been furnished to the Company with a copy to Louis A. Goodman of Skadden, Arps, Slate, Meagher & Flom LLP at One Beacon Street, Boston, Massachusetts 02108 and (b) if to the Company, at One Athenaeum Street, Cambridge, Massachusetts 02142, Attention: Mr. Neal S. Winneg, or at such other address as the Company shall have furnished to the Purchaser in writing with a copy to Mark G. Borden at Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109. All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; and on the next business day, if timely delivered to a courier guaranteeing overnight delivery.

                  SECTION 11.6 DELAYS OR OMISSIONS. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to the Company or any of the Purchasers upon any breach or default of any party under this Agreement, shall impair any such right, power or remedy of the Company or any of the Purchasers nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of the Company or any of the Purchasers of any breach or default under this Agreement, or any waiver on the part of any such party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to the Company or any of the Purchasers, shall be cumulative and not alternative.

                  SECTION 11.7 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which may be executed by only one of the parties hereto, each of which shall be enforceable against the party actually executing such counterpart, and all of which together shall constitute one instrument.

                  SECTION 11.8 SEVERABILITY. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provisions; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

                  SECTION 11.9 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

                  SECTION 11.10 NO PUBLIC ANNOUNCEMENT. Neither the Company nor any of the Purchasers shall make any press release or other public announcement concerning the transactions contemplated by this Agreement except as and to the extent that any such party shall be obligated to make any such disclosure by law or by the NYSE and then only after consultation with the other regarding the basis of such obligation and the content of such press release or other public announcement or as the parties shall mutually agree.

                  SECTION 11.11 REASONABLE EFFORTS. The Company and the Purchasers shall use all reasonable efforts to consummate the transactions contemplated by this Agreement, the Other Purchase Agreements and the Note Purchase Agreement.

                  SECTION 11.12 DISTRIBUTIONS AND ADJUSTMENTS. If from July 5, 1997 through the Closing Date the Company shall have taken any action which would entitle the holders of Preferred Stock to a distribution or adjustment in accordance with the Certificate of Designation if the Preferred Stock were then outstanding, then the consideration to be received by the Purchasers hereunder shall be appropriately adjusted.

                  IN WITNESS WHEREOF, each of the undersigned has caused the foregoing Agreement to be executed under seal by one of its duly authorized officers as of the date first above written.


                                        THE LEARNING COMPANY, INC


                                        By /s/ R. Scott Murray
                                           -------------------------------
                                           Name: R. Scott Murray
                                           Title: Executive Vice President and
                                                  Chief Financial Officer

                                    PURCHASERS:

                                    THOMAS H. LEE EQUITY FUND III, L.P.

                                    By: THL Equity Advisors III Limited Partner-
                                    ship,
                                    as General Partner

                                    By: THL Equity Trust III,
                                    as General Partner



                                    By /s/ Anthony J. DiNovi
                                       -------------------------------------
                                       Name: Anthony J. DiNovi
                                       Title: Vice President


                                    THOMAS H. LEE FOREIGN FUND III, L.P.

                                    By: THL Equity Advisors III Limited
                                    Partnership, as General Partner

                                    By: THL Equity Trust III,
                                    as General Partner


                                    By /s/ Anthony J. DiNovi
                                       -------------------------------------
                                       Name: Anthony J. DiNovi
                                       Title: Vice President



                                    THOMAS H. LEE COMPANY



                                    By /s/ Anthony J. DiNovi
                                       -------------------------------------
                                       Name: Anthony J. DiNovi
                                       Title: Managing Director

                                                                       Exhibit A




                           The Learning Company, Inc.

                           CERTIFICATE OF DESIGNATION
                      OF SERIES A CONVERTIBLE PARTICIPATING
                    PREFERRED STOCK SETTING FORTH THE POWERS,
                      PREFERENCES, RIGHTS, QUALIFICATIONS,
                         LIMITATIONS AND RESTRICTIONS OF
                         SUCH SERIES OF PREFERRED STOCK


                  Pursuant to Section 151 of the General Corporation Law of the State of Delaware, The Learning Company, Inc. (the "Company"), a corporation organized and existing under the General Corporation Law of the State of Delaware, in accordance with the provisions of Section 103 thereof, DOES HEREBY
CERTIFY:

                  That pursuant to the authority conferred upon the Board of Directors of the Company (the "Board of Directors") by Article 4.2.2 of the Restated Certificate of Incorporation of the Company, as amended, and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors on August 26, 1997, adopted the following resolution authorizing and creating a series of Preferred Stock, par value $.01 per share, of the Company (the "Preferred Stock") designated as Series A Convertible Participating Preferred Stock:

                  RESOLVED that, pursuant to the authority vested in the Board of Directors in accordance with the provisions of the Restated Certificate of Incorporation of the Company, as amended, a series of the class of authorized Preferred Stock is hereby authorized and created and that the designation and number of shares thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations and restrictions thereof are as follows:

                  Section 1.  Designation and Number.

                  Section 1.1 Designation. The shares of such series shall be designated as "Series A Convertible Participating Preferred Stock" (the "Series A Preferred Stock"). The maximum number of shares of Series A Preferred Stock hereby authorized shall be 750,000 shares.

                  Section 1.2 Priority. The Series A Preferred Stock shall, with respect to the payment of dividends and the distribution of assets on liquidation, dissolution or winding up, rank prior to (i) the Common Stock, par value $0.01 per share, of the Company (the "Common Stock") and (ii) any other class or series of capital stock of the Company (including the Preferred Stock) hereinafter issued by the Company, other than shares of a class or series of capital stock of the Company ranking prior to or on parity with (either as to dividends or the distribution of assets on liquidation, dissolution or winding
up) the Series A Preferred Stock approved by the holders of Series A Preferred Stock pursuant to Section 3.2.

                  Section 2. Dividends and Distributions.

        Section 2.1 Dividends. In case the Company shall at any time or from time to time declare, order, pay or make a dividend or other distribution (including, without limitation, any dividend or other distribution of stock or other securities or property or rights or warrants to subscribe for securities of the Company or any of its subsidiaries) on its Common Stock, and in each such case, the holder of shares of Series A Preferred Stock shall be entitled to receive from the Company, with respect to each share of Series A Preferred Stock held, the same dividend or other distribution received by a holder of the number of shares of Common Stock into which such share of Series A Preferred Stock is convertible on the record date for such dividend or other distribution; provided, however, that if the Company shall dividend or otherwise distribute rights to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of capital stock of the Company, which rights (i) until the occurrence of a specified event or events are deemed to be transferred with such shares of Common Stock and are not exercisable and (ii) are issued in respect of future issuances of Common Stock, the holders of shares of Series A Preferred Stock shall not be entitled to receive any such rights until such rights separate from the Common Stock or become exercisable. Any such dividend or distribution shall be declared, ordered, paid or made on the Series A Preferred Stock at the same time such dividend or other distribution is declared, ordered, paid or made on the Common Stock (or in the case of rights referred to in the proviso of the immediately preceding sentence at the time such rights separate from the Common Stock or become exercisable).

                  Section 2.2 No Additional Dividends. The holders of shares of Series A Preferred Stock shall not be entitled to receive any dividends or other distributions except as provided herein.

                  Section 3. Voting Rights. In addition to any voting rights provided by law, the holders of shares of Series A Preferred Stock shall have the following voting rights:

                  Section 3.1 With Common Stock. So long as the Series A Preferred Stock is outstanding, each share of Series A Preferred Stock shall entitle the holder thereof to vote on all matters voted on by holders of Common Stock voting together as a single class with other shares entitled to vote at all meetings of the stockholders of the Company. With respect to any such vote, each holder of shares of Series A Preferred Stock shall be entitled to cast the number of votes equal to the number of votes which could be cast in such vote by a holder of the shares of capital stock of the Company into which such shares of Series A Preferred Stock are convertible on the record date for such vote.

                  Section 3.2 As a Class. The affirmative vote of the holders of at least 66-2/3% of the outstanding shares of Series A Preferred Stock, in person or by proxy, at a special or annual meeting of stockholders called for the purpose, shall be necessary to (i) authorize, increase the authorized number of shares of, or issue (including on conversion or exchange of any convertible or exchangeable securities or by reclassification), any shares of any class or series of capital stock of the Company (other than Common Stock) ranking prior to or on parity with (either as to dividends or the distribution of assets upon liquidation, dissolution or winding up) the Series A Preferred Stock; (ii) increase the authorized number of shares of, or issue (including on conversion or exchange of any convertible or exchangeable securities or by reclassification) any shares of Series A Preferred Stock; (iii) authorize, adopt or approve an amendment to the Restated Certificate of Incorporation of the Company which would decrease the aggregate number of authorized shares of Series A Preferred Stock, increase or decrease the par value of the shares of Series A Preferred Stock, or alter or change the powers, preferences or special rights of the shares of Series A Preferred Stock so as to affect such shares of Series A Preferred Stock adversely; or (iv) reclassify any shares of Common Stock or any other shares of any class or series of capital stock of the Company into shares ranking prior to or on parity with (either as to dividends or the distribution of assets upon liquidation, dissolution or winding up) the Series A Preferred Stock. With respect to any such vote, each such holder of Series A Preferred Stock shall have one vote for each share of such stock standing in his name on the transfer books of the Company as of any record date fixed for such purpose or, if no such date be fixed, at the close of business on the Business Day (as defined in Section 11) next preceding the day on which notice is given, or if notice is waived, at the close of business on the Business Day next preceding the day on which the meeting is held or, if such vote is by written consent, the date of such consent.

                  Section 3.3 Exercise. The foregoing rights of holders of shares of Series A Preferred Stock to take any actions as provided in this
Section 3 may be exercised at any annual meeting of stockholders or at a special meeting of stockholders held for such purpose as hereinafter provided or at any adjournment thereof, or by the written consent, delivered to the Secretary of the Company, of the holders of the minimum number of shares required to take such action.

                  So long as such right to vote continues (and unless such right has been exercised by written consent of the minimum number of shares required to take such action), the Chairman of the Board of the Company may call, and, upon the written request of holders of record of 20% or more of the outstanding shares of Series A Preferred Stock addressed to the Secretary of the Company at the principal office of the Company, shall call a special meeting of the holders of shares entitled to vote as provided herein. Such meeting shall be held within 30 days after delivery of such request to the Secretary, at the place and upon the notice provided by law and in the By-laws of the Company for the holding of meetings of stockholders.

                  Section 3.4 Quorum. At each meeting of stockholders at which the holders of shares of Series A Preferred Stock shall have the right, voting separately as a single class to take any action, the presence in person or by proxy of the holders of record of at least 50% of the outstanding shares of Series A Preferred Stock and entitled to vote on the matter shall be necessary and sufficient to constitute a quorum. In the absence of a quorum of the holders of shares of Series A Preferred Stock, a majority of the holders of such shares present in person or by proxy shall have the power to adjourn the meeting as to the actions to be taken by the holders of shares of Series A Preferred Stock from time to time and place to place without notice other than announcement at the meeting until a quorum shall be present.

                  Section 4. Certain Restrictions.

                  Section 4.1 Restrictions on Dividends. Whenever dividends payable on shares of Series A Preferred Stock as provided in Section 2 are not paid in full, thereafter and until all unpaid dividends payable, whether or not declared, on the outstanding shares of Series A Preferred Stock shall have been paid in full or declared and set apart for payment, the Company shall not:
(A) declare or pay dividends, or make any other distributions, on any shares of Common Stock or any other shares of any class or series of capital stock ranking junior to (either as to dividends or the distribution of assets upon liquidation, dissolution or winding up) the Series A Preferred Stock ("Junior Stock"), other than dividends or distributions payable in Junior

Stock; or (B) declare or pay dividends, or make any other distributions, on any shares of any class or series of capital stock of the Company ranking on a parity with (either as to dividends or the distribution of assets upon liquidation, dissolution or winding up of the Company) the Series A Preferred Stock ("Parity Stock") except (1) dividends or distributions payable in Junior Stock and (2) dividends or distributions paid ratably on the Series A Preferred Stock and all Parity Stock on which dividends are payable or in arrears, in proportion to the total amounts to which the holders of all shares of the Series A Preferred Stock and such Parity Stock are then entitled; provided, however, that in the case of clause (2) the holders of at least 66-2/3% of the outstanding shares of Series A Preferred Stock, voting separately as a single class, or the holders of at least 66-2/3% of the outstanding shares of Series A Preferred Stock and of any Parity Stock the approval of holders of which is required for such a pro rata dividend or distribution pursuant to any similar provision of the Certificate of Designation for such stock, voting together as a class, shall have approved the payment of such dividend or distribution.

                  Section 4.2 Restrictions on Redemption or Purchase. Whenever dividends payable on shares of Series A Preferred Stock as provided in Section 2 are not paid in full, thereafter and until all unpaid dividends payable, whether or not declared, on the outstanding shares of Series A Preferred Stock shall have been paid in full or declared and set apart for payment, the Company shall not: (A) redeem, purchase or otherwise acquire for consideration any shares of Junior Stock or Parity Stock; provided that (1) the Company may at any time redeem, purchase or otherwise acquire shares of Junior Stock or Parity Stock in exchange for any shares of Junior Stock and (2) the Company may accept shares of any Parity Stock for conversion.

                  Section 4.3 Purchase by Subsidiary. The Company shall not permit any subsidiary (as defined in Section 11) of the Company to purchase or otherwise acquire for consideration any shares of capital stock of the Company unless the Company could, pursuant to Section 4.2, purchase such shares at such time and in such manner.

                  Section 5. Purchase of Series A Preferred Stock Upon a Purchase Event.

                  Section 5.1 If a Purchase Event (as defined in Section 11) shall occur at any time, then each holder of Series A Preferred Stock shall have, in addition to the other rights set forth herein (including, without limitation, the right to convert any such share pursuant to Section 8), the right to require that the Company purchase, to the extent that the Company shall have funds legally available therefor, such holder's shares of Series A Preferred Stock in whole or in part at a purchase price in cash in an amount equal to the Purchase Event Purchase Price (as defined below) pursuant to the offer described below (the "Purchase Event Offer") and in accordance with the other procedures set forth herein. With respect to any Purchase Event, the Purchase Event Purchase Price shall mean an amount per share equal to $200.00 (the "Base Purchase Event Amount"), plus if such Purchase Event occurs after the second anniversary of the date of issuance of such shares of Series A Preferred Stock, a 9% annual cumulative return on the Base Purchase Event Amount, compounded quarterly, from such second anniversary date through the date of such Purchase Event.

                  Section 5.2 Within 30 days following any Purchase Event, the Company shall give written notice of such Purchase Event to each holder of Series A Preferred Stock, by first-class mail, postage prepaid, at his address appearing on the books of the Company, stating, among other things: that a Purchase Event has occurred; the Purchase Event Purchase Price and the date on which the Company will purchase shares of Series A Preferred Stock pursuant to
Section 5.1 (which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed, or such later date as is necessary to comply with requirements under the Exchange Act (as defined in Section 11)); and certain other procedures that a holder of Series A Preferred Stock must follow to accept a Purchase Event Offer or to withdraw such acceptance.
                  If at the time of any Purchase Event, the Company does not have sufficient funds legally available to purchase all of the outstanding shares of Series A Preferred Stock, the Company shall offer in its written notice of such Purchase Event to purchase as many shares of Series A Preferred Stock as it has funds legally therefor, ratably from the holders thereof in proportion to the total number of shares tendered, and shall thereafter, whenever it shall have funds legally therefor, offer to purchase as many shares of Series A Preferred Stock as it has funds available therefor until it has offered to purchase all of the outstanding shares of Series A Preferred Stock.

                  Section 5.3 The Company will comply with the applicable tender offer rules, including Rule 13e-4 under the Exchange Act, and any other applicable securities laws or regulations in connection with a Purchase Event Offer.

                  The above provisions of this Section 5 shall similarly apply to successive Purchase Events.


                  Section 6. Reacquired Shares. Any shares of Series A Preferred Stock converted, purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares of Series A Preferred Stock shall upon their cancellation, and upon the filing of an appropriate certificate with the Secretary of State of the State of Delaware, become authorized but unissued shares of Preferred Stock, par value $.01 per share, of the Company, undesignated as to series, and may be reissued as part of another series of Preferred Stock, par value $.01 per share, of the Company subject to the conditions or restrictions on issuance set forth herein.

                  Section 7. Liquidation, Dissolution or Winding Up.

                  Section 7.1 Bankruptcy or Insolvency. If the Company shall commence a voluntary case under the Federal bankruptcy laws or any other applicable Federal or State bankruptcy, insolvency or similar law, or consent to the entry of an order for relief in an involuntary case under any such law or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Company or of any substantial part of its property, or make an assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due, or if a decree or order for relief in respect of the Company shall be entered by a court having jurisdiction in the premises in an involuntary case under the Federal bankruptcy laws or any other applicable Federal or State bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Company or any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order shall be unstayed and in effect for a period of 90 consecutive days and on account of any such event the Company shall liquidate, dissolve or wind up, or if the Company shall otherwise liquidate, dissolve or wind up, no distribution shall be made (i) to the holders of shares of Junior Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received the Liquidation Amount (as defined below) with respect to each share, or (ii) to the holders of shares of Parity Stock, except distributions made ratably on the Series A Preferred Stock and all Parity Stock in proportion to the total amounts to which the holders of all shares of the Series A Preferred Stock and Parity Stock are entitled upon such liquidation, dissolution or winding up. If, upon any liquidation, dissolution or winding up of the Company, the assets of the Company, or proceeds thereof, distributable among the holders of the shares of Series A Preferred Stock shall be insufficient to pay in full the Liquidation Amount and the liquidation preference on all Parity Stock, then such assets, or the proceeds thereof, shall be distributed ratably among the holders of shares of Series A Preferred Stock and any such Parity Stock in accordance with the respective amounts that would be payable on such shares of Series A Preferred Stock and any such Parity Stock if all amounts payable thereon were paid in full. Upon receipt of the Liquidation Amount, the holders of shares of Series A Preferred Stock shall not be entitled to any further payments following a liquidation, dissolution or winding up of the Company. The "Liquidation Amount" for a share of Series A Preferred Stock shall mean the greater of (a) an amount per share equal to $200.00 (the "Base Liquidation Preference"), plus if such liquidation, dissolution or winding up occurs after the second anniversary of the issuance of such shares of Series A Preferred Stock, an amount equal to a 9% annual cumulative return on the Base Liquidation Preference, compounded quarterly, from such second anniversary date through the date of such liquidation, dissolution or winding up and (b) the amount that would be distributed with respect to the shares of Common Stock issuable upon conversion of such share of Series A Preferred

Stock if all outstanding shares of Series A Preferred Stock were converted into Common Stock immediately prior to such liquidation, dissolution or winding up.

                  Section 7.2 Proportionate Amount. The Liquidation Amount with respect to each fractional share of Series A Preferred Stock outstanding shall be equal to a ratably proportionate amount of the Liquidation Amount with respect to each outstanding share of Series A Preferred Stock.

Section 8. Conversion of Series A Preferred Stock.

Section 8.1 Holder Right to Convert. Subject to and upon compliance with the provisions of this Certificate of Designation, the holder of any shares of Series A Preferred Stock shall have the right, at his option, at any time (and from time to time) to convert each such share of Series A Preferred Stock into a number of fully paid and nonassessable shares of Common Stock (as such shares shall then be constituted) determined by dividing $200.00 by the Conversion Price (as defined in Section 8.4) in effect at the time of such conversion, by surrender of the shares so to be converted in the manner provided in Section
8.2. A holder of Series A Preferred Stock is not entitled to any rights of a holder of Common Stock until his Series A Preferred Stock is converted into Common Stock, and only into the extent such Series A Preferred Stock is deemed to have been converted into Common Stock under this Section 8.

                  Section 8.2 Exercise of Conversion Privilege; Issuance of Common Stock on Conversion; No Adjustment for Dividends. In order to exercise the conversion privilege with respect to any Series A Preferred Stock, the holder of any such share of Series A Preferred Stock to be converted in whole or in part shall surrender such share of Series A Preferred Stock, duly endorsed, at the principal office of the Company or with the transfer agent for the Common Stock, and shall give written notice of conversion in the form provided on the share of Series A Preferred Stock (or such other notice which is acceptable to the Company) to the office or agency that the holder elects to convert such shares specified in said notice. Such notice shall also state the name or names (with address) in which the certificate or certificates for shares of Common Stock which shall be issuable on such conversion shall be issued and shall be accompanied by transfer taxes, if required pursuant to Section 8.7. Each such share surrendered for conversion shall, unless the shares issuable on conversion are to be issued in the same name as the registration of such share of Series A Preferred Stock, be duly endorsed by, or be accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the holder or his duly authorized attorney.

                  As promptly as practicable after satisfaction of the requirements for conversion set forth above, subject to compliance with any restrictions on transfer if shares issuable on conversion are to be issued in a name other than that of the shareholder (as if such transfer were a transfer of the shares so converted), the Company shall issue and shall deliver to such holder at the address designated in the notice of conversion, a certificate or certificates for the number of full shares issuable upon the conversion of such shares in accordance with the provisions of this Section 8 and a check or cash in respect of any fractional interest in respect of a share of Common Stock arising upon such conversion, as provided in this Section 8. In case any certificate shall be surrendered for partial conversion, the Company shall issue and deliver to the holder of the certificate so surrendered, without charge to him, a new certificate or certificates in an aggregate share amount equal to the unconverted portion of the surrendered certificate.

                  Each conversion shall be deemed to have been effected as to any such certificate on the date on which the requirements set forth above in this Section 8.2 have been satisfied as to such certificate, and the person in whose name any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become on said date the holder of record of the shares represented thereby; provided, however, that any such surrender on any date when the stock transfer books of the Company shall be closed shall constitute the person in whose name the certificates are to be issued as the record holder thereof for all purposes on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Price in effect on the date upon which such Series A Preferred Stock shall have been surrendered.

                  Section 8.3 Cash Payments in Lieu of Fractional Shares. No fractional shares of Common Stock or scrip representing fractional shares shall be issued upon conversion of Series A Preferred Stock. If more than one certificate for shares of Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares which shall be issuable upon conversion shall be computed on the basis of the aggregate shares of Series A Preferred Stock (or specified portions thereof to the extent permitted hereby) so surrendered. If any fractional share of stock would be issuable upon the conversion of any Series A Preferred Stock, the Company shall make an adjustment therefor in cash at the current market value thereof. The current market value of a share of Common Stock shall be the Closing Price (determined as provided in Section 8.5.3) on the first Trading Day (as defined in Section 8.5.3) immediately preceding the day on which the Series A Preferred Stock is deemed to have been converted and such Closing Price.

                  Section 8.4 Conversion Price. The initial conversion price shall be the lower of (i) $10.00 or (ii) the weighted average (based on daily trading volumes of the Common Stock on the New York Stock Exchange) of the Closing Prices of the Common Stock for the period of the 30 consecutive Trading Days immediately preceding the Trading Day which is one Trading Day before the date on which the proxy statement is sent to the Company's stockholders with respect to the approval of the issuance of the Series A Preferred Stock (herein called the "Conversion Price") subject to adjustment as provided in this Section 8.

                  Section 8.5 Adjustment of Conversion Price. The Conversion Price shall be adjusted from time to time by the Company as follows:

                  Section 8.5.1 In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and conversely, in case outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

                 Section 8.5.2 In case a tender offer made by the Company or any of its subsidiaries for all or any portion of the Common Stock shall expire and such tender offer (as amended upon the expiration thereof) shall require the payment to stockholders (based on the acceptance (up to any maximum specified in the terms of the tender offer) of Purchased Shares (as defined below)) of an aggregate consideration having a fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of such board) that combined together with the aggregate of the cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of such board), as of the expiration of such tender offer, of consideration payable in respect of any other tender offer, by the Company or any of its subsidiaries for all or any portion of the Common Stock expiring within the twelve (12) months preceding the expiration of such tender offer, and in respect of which no adjustment pursuant to this Section 8.5.2 has been made, exceeds 20.0% of the product of the Current Market Price (as defined in Section 8.5.3) as of the last time (the "Expiration Time") tenders could have been made pursuant to such tender offer (as it may be amended) times the number of shares of Common Stock outstanding (including any tendered shares) on the Expiration Time, then, and in each such case, effective immediately prior to the opening of business on the day after the date of the Expiration Time, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to close of business on the date of the Expiration Time by a fraction of which the numerator shall be the number of shares of Common Stock outstanding (including any tendered shares) on the Expiration Time multiplied by the Current Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time and the denominator shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender offer) of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased shares") and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) on the Expiration Time and the Current Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time, such reduction to become effective immediately prior to the opening of business on the day following the Expiration Time. In the event that the Company is obligated to purchase shares pursuant to any such tender offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such tender offer had not been made.

                  Section 8.5.3 For purposes of this Section 8, the following terms shall have the meaning indicated:

                  (1) "Closing Price" with respect to any securities on any day shall mean the closing sale price regular way on such day or, in case no such sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in each case on the New York Stock Exchange, or, if such security is not listed or admitted to trading on such Exchange, on the principal national security exchange or quotation system on which such security is quoted or listed or admitted to trading, or, if not quoted or listed or admitted to trading on any national securities exchange or quotation system, the average of the closing bid and asked prices of such security on the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated, or a similar generally accepted reporting service, or if not so available, in such manner as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors for that purpose, or a price determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a resolution of such board.

                  (2) "Current Market Price" shall mean the average of the daily Closing Prices per share of Common Stock for the ten consecutive Trading Days immediately prior to the day on which any adjustment of the Conversion Price pursuant to Section 8.5.2 becomes effective; provided, however, that if the "ex" date (as hereinafter defined) for any subdivision or combination that requires an adjustment to the Conversion Price pursuant to Section 8.5.1 occurs during such ten consecutive Trading Days, the Closing Price for each Trading Day prior to the "ex" date for such other event shall be adjusted by multiplying such Closing Price by the same fraction by which the Conversion Price is required to be adjusted as a result of such subdivision or combination. For purposes of this paragraph, the term "ex" date, for any subdivision or combination of shares of Common Stock, means the first date on which the Common Stock trades regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective. Notwithstanding the foregoing, whenever successive adjustments to the Conversion Price are called for pursuant to this
Section 8.5, such adjustments shall be made to the Current Market Price as may be necessary or appropriate to effectuate the intent of this Section 8.5 and to avoid unjust or inequitable results as determined in good faith by the Board of Directors.

                  (3) "fair market value" shall mean the amount which a willing buyer would pay a willing seller in an arm's-length transaction.

                  (4) "Trading Day" shall mean (x) if the applicable security is listed or admitted for trading on the New York Stock Exchange or another national security exchange, a day on which the New York Stock Exchange or that other national security exchange is open for business or (y) if the applicable security is quoted on the Nasdaq National Market, a day on which trades may be made thereon or (z) if the applicable security is not so listed, admitted for trading or quoted, any day other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

                  Section 8.5.4 The Company may make such reductions in the Conversion Price, in addition to those required by Sections 8.5.1 and 8.5.2 as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes. To the extent permitted by applicable law, the Company from time to time may reduce the Conversion Price by any amount for any period of time if the period is at least 20 days, the reduction is irrevocable during the period and the Board of Directors shall have made a determination that such reduction would be in the best interests of the Company, which determination shall be conclusive and described in a resolution of such board. Whenever the Conversion Price is reduced pursuant to the preceding sentence, the Company shall mail to all holders of record of the Series A Preferred Stock a notice of the reduction at least 15 days prior to the date the reduced Conversion Price takes effect, and such notice shall state the reduced Conversion Price and the period it will be in effect.

         Section 8.5.5 No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this
Section 8.5.5 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 8 shall be made by the Company and shall be made to the nearest cent or to the nearest one one-hundredth of a share, as the case may be.

         No adjustment need be made for rights to purchase Common Stock pursuant to a Company plan for reinvestment of dividends or interest.

         No adjustment need be made for a change in the par value, or to or from no par value, of the Common Stock.

         To the extent the Series A Preferred Stock becomes convertible into cash, assets, property or securities (other than Common Stock of the Company), no adjustment need be made thereafter as to the cash, assets, property or such securities (except as such securities may otherwise by their terms provide), and interest shall not accrue on such cash.

         Section 8.5.6 In any case in which this Section 8.5 provides that an adjustment shall become effective immediately after a Record Date for an event, the Company may defer until the occurrence of such event (i) issuing to the holder of any Series A Preferred Stock converted after such Record Date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (ii) paying to such holder any amount in cash in lieu of any fraction pursuant to Section 8.3.

         Section 8.6 Effect of Reclassification or Acquisition Event.

         Section 8.6.1 If any reclassification or change of outstanding shares of Common Stock (other than a change in par value, or to or from no par value, as a result of a subdivision or combination) (each of the foregoing being referred to as a "Reclassification"), each share of Series A Preferred Stock then outstanding shall thereafter be convertible into the kind and amount of shares of stock and other securities or property or assets (including cash) receivable upon such reclassification or change by a holder of a number of shares of Common Stock issuable upon conversion of such share of Series A Preferred Stock (assuming, for such purposes, a sufficient number of authorized shares of Common Stock available to convert all such Series A Preferred Stock) immediately prior to such reclassification or change, assuming each holder of Common Stock did not exercise his rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon such reclassification or change (provided, that if the kind or amount of securities, cash or other property receivable upon such reclassification or change is not the same for each share of Common Stock in respect of which such rights of election shall not have been exercised ("non-electing share"), then for the purposes of this Section 8.6.1 the kind and amount of securities, cash or other property receivable upon such reclassification or for each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares).

         Section 8.6.2 If any Acquisition Event (as defined in Section 11) occurs, each share of Series A Preferred Stock then outstanding shall thereafter be convertible into the kind and amount of shares of stock and other securities or property or assets (including cash) paid in such Acquisition Event (the "Acquisition Event Consideration") for a number of shares of Common Stock issuable upon conversion of such share of Series A Preferred Stock (assuming, for such purposes, a sufficient number of authorized shares of Common Stock available to convert all such Series A Preferred Stock) immediately prior to such Acquisition Event, assuming each holder of Common Stock did not exercise his rights of election, if any, as to the kind or amount of securities, cash or other property paid upon such Acquisition Event (provided, that if the kind or amount of securities, cash or other property is not the same for each share of Common Stock in respect of which such rights of election shall not have been exercised ("non-electing share"), then for the purposes of this Section 8.6.2 the kind and amount of securities, cash or other property receivable upon such Acquisition Event for each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares); provided, however, if such Acquisition Event occurs after the date which is two years from the date of issuance of such share of Series A Preferred Stock and the fair market value (as determined by the Board of Directors of the Company in good faith, whose determination shall be described in a resolution of such board) of the Acquisition Event Consideration paid for on number of shares of Common Stock issuable upon conversion of such share of Series A Preferred Stock immediately prior to such Acquisition Event is less than an amount equal to the sum of the Base Liquidation Preference and an amount equal to a 9% annual cumulative return on the Base Liquidition Preference, compounded quarterly, from such second anniversary date through the date of such Acquisition Event (with the amount, if any, by which such fair market value is less than such sum being hereinafter referred to as the "Difference"), then each share of Series A Preferred Stock shall thereafter be convertible into the Acquisition Event Consideration into which it becomes convertible pursuant to the foregoing provisions of this Section 8.6.2, plus additional

Acquisition Event Consideration having a fair market value (as determined by the Board of Directors of the Company in good faith, whose determination shall be described in a resolution of such board) equal to the Difference (or, at the option of the Company, cash equal to the Difference).

         Section 8.6.3 Notwithstanding anything contained herein to the contrary, the Company will not effect any Reclassification or Acquisition Event unless, prior to the consummation thereof, (i) the Surviving Person (as defined in Section 11) thereof shall assume, by written instrument mailed to each holder of shares of Series A Preferred Stock if such shares are held by 50 or fewer holders or groups of affiliated holders or to each transfer agent for the shares of Series A Preferred Stock if such shares are held by a greater number of holders, the obligation to deliver to such holder such stock, securities or other property or assets (including cash) with respect to or in exchange for Common Stock to which, in accordance with the foregoing provisions, such holder is entitled and (ii) proper provision is made to ensure that the holders of shares of Series A Preferred Stock will be entitled to receive the benefits afforded by this Section 8.6. Such written instrument should provide for adjustments which shall be as nearly as equivalent as may be practicable to the adjustments provided for in this Section 8.6.

         The above provisions of this Section shall similarly apply to successive reclassifications, changes, consolidations, mergers, combinations, sales and conveyances.

         Section 8.6.4 If this Section 8.6 applies to any event or occurrence,
Section 8.5 shall not apply to such event or occurrence.

         Section 8.7 Transfer or Similar Taxes on Shares Issued. The issue of stock certificates on conversions of Series A Preferred Stock shall be made without charge to the converting holder of Series A Preferred Stock for any transfer or similar tax in respect of the issue thereof. The Company shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issue and delivery of stock in any name other than that of the holder of any Series A Preferred Stock converted, and the Company shall not be required to issue or deliver any such stock certificate unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

         Section 8.8 Reservation of Shares; Shares to Be Fully Paid; Listing of Common Stock. The Company shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares to provide for the conversion of the Series A Preferred Stock from time to time as such Series A Preferred Stock is presented for conversion.

         Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value, if any, of the shares of Common Stock issuable upon conversion of the Series A Preferred Stock, the Company will take all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue shares of such Common Stock at such adjusted Conversion Price.

         The Company covenants that all shares of Common Stock which may be issued upon conversion of Series A Preferred Stock will, upon issue, be fully paid and nonassessable by the Company and free from all transfer or similar taxes as described in Section 8.7, liens and charges with respect to the issue thereof.

         The Company further covenants that, if at any time the Common Stock shall be listed on the New York Stock Exchange or any other national securities exchange, the Company will, if permitted by the rules of such exchange, list and keep listed, so long as the Common Stock shall be so listed on such exchange, all Common Stock issuable upon conversion of the Series A Preferred Stock.

         Section 8.9 Notice to Stockholders Prior to Certain Actions. In case:

         (a) the Company takes any action that would result in a Reclassification or an Acquisition Event; or

        (b) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company,

the Company shall cause to be mailed to each holder of Series A Preferred Stock at his address appearing on the books of the Company, as promptly as possible but in any event at least 15 days prior to the applicable date hereinafter specified, a notice stating the date on which such Reclassification, Acquisition Event, dissolution, liquidation or winding-up is expected to become effective or occur and the date as of which it is expected that holders of record of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such Reclassification, Acquisition Event, dissolution, liquidation or winding-up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such Reclassification, Acquisition Event, dissolution, liquidation or winding-up. Neither the failure to give such notice nor any defect therein shall affect the legality or validity of the proceedings referenced in clauses (a) through (b) of this Section 8.9.

        Section 8.10.1 Company Right to Cause Conversion. Subject to and upon compliance with the provisions of this Certificate of Designation, the Company shall have the right, at its option, at any time after the initial period, if any, of 130 consecutive Trading Days for which the weighted average Closing Price for the Common Stock for such period is greater than 200% of the Conversion Price, to cause the conversion of each share of Series A Preferred Stock (but not less than all shares of Series A Preferred Stock) into that number of fully paid and nonassessable shares of Common Stock (as such shares shall then be constituted) that the holder of such share of Series A Preferred Stock would have received had such holder exercised such holder's right to convert such share pursuant to Section 8.1 at the time the Company exercises its right pursuant to this Section 8.10.1.

        Section 8.10.2 Notice of Conversion. In case the Company shall desire to exercise the right to cause conversion of the Series A Preferred Stock pursuant to Section 8.10.1, it shall fix a date for conversion and it shall mail or cause to be mailed a notice of such conversion at least 30 and not more than 60 days prior to the date fixed for conversion to the holders of Series A Preferred Stock so to be converted at their last addresses as the same appear on the books of the Company. Such mailing shall be by first class mail. The notice, if mailed in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the holder of any Series A Preferred Stock designated for conversion shall not affect the validity of the proceedings for the conversion of any other shares of Series A Preferred Stock.

         Each such notice of conversion shall specify the date fixed for conversion, the number of shares of Common Stock into which each share of Series A Preferred Stock is to be converted, the place or places for surrender of certificates representing such Series A Preferred Stock and that such shares of Common Stock will be delivered upon presentation and surrender of certificates representing such Series A Preferred Stock.

         Section 8.10.3 Surrender of Certificates. Promptly upon receipt of such notice of conversion, each holder of any shares of Series A Preferred Stock shall surrender the certificate or certificates for such shares of Series A Preferred Stock, duly endorsed, at a place designated for such surrender along with instructions regarding the name or names (with address) in which the certificate or certificates for shares of Common Stock which shall be issuable on such conversion. Each such share surrendered for conversion shall, unless the shares issuable on conversion are to be issued in the same name as the registration of such share of Series A Preferred Stock, be duly endorsed by, or be accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the holder or his duly authorized attorney.

         As promptly as practicable after satisfaction of the requirements for surrender set forth above, the Company shall issue and shall deliver to such holder at the address designated in such instructions a certificate or certificates for the number of full shares issuable upon the conversion of such shares in accordance with the provisions of this Section 8 and a check or cash in respect of any fractional interest in respect of a share of Common Stock arising upon such conversion, as provided in Section 8.

         Each conversion shall be deemed to have been effected as to any such certificate on the date on which the requirements set forth above in this
Section 8.10.3 have been satisfied as to such certificate, and the person in whose name any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become on said date the holder of record of the shares represented thereby; provided, however, that any such surrender on any date when the stock transfer books of the Company shall be closed shall constitute the person in whose name the certificates are to be issued as the record holder thereof for all purposes on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Price in effect on the date upon which such Series A Preferred Stock shall have been surrendered.

         Section 9. Reports as to Adjustments. Upon any adjustment of the Conversion Price then in effect and any increase or decrease in the number of shares of Common Stock issuable upon the operation of the conversion set forth in Section 8, then, and in each such case, the Company shall promptly deliver to the transfer agent for the Series A Preferred Stock and the transfer agent for the Common Stock, a certificate signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Company setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated and specifying the Conversion Price then in effect following such adjustment and the increased or decreased number of shares issuable upon the conversion set forth in Section 8. The Company shall also promptly after the making of such adjustment give written notice to the registered holders of the Series A Preferred Stock at the address of each holder as shown on the books of the Company maintained by the transfer agent thereof, which notice shall state the Conversion Price then in effect, as adjusted, and the increased or decreased number of shares issuable upon the exercise of the right of conversion granted by Section 8, and shall set forth in reasonable detail the method of calculation of each with a brief statement of the facts requiring such adjustment. Where appropriate, such notice to holders of the Series A Preferred Stock may be given in advance and included as part of the notice required under the provisions of Section 8.9.

         Section 10. Certain Covenants. Any registered holder of Series A Preferred Stock may proceed to protect and enforce its rights and the rights of such holders by any available remedy by proceeding at law or in equity to protect and enforce any such rights, whether for the specific enforcement of any provision in this Certificate of Designation or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

         Section 11. Definitions. For the purposes of this Certificate of Designation of Series A Preferred Stock, the following terms shall have the meanings indicated:

         Acquisition Event: An "Acquisition Event" shall be deemed to have occurred if (i) a merger, consolidation or other corporate combination of the Company with any other person is consummated, other than (x) a merger, consolidation or other corporate combination which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the Surviving Person), at least 51% of the combined voting power of the voting securities of the Company or such Surviving Person outstanding immediately after such merger, consolidation or other corporate combination or
(y) a merger, consolidation or other corporate combination effected to implement a recapitalization of the Company (or similar transaction) in which no person acquires more than 50% of the combined voting power of the Company's then outstanding securities; or (ii) the sale or disposition by the Company of all or substantially all of the properties and assets of the Company is consummated.

         Beneficial Owner: A "Beneficial Owner" shall have the meaning defined in Rule 13d-3 under the Exchange Act.

         Business Day: A "Business Day" shall mean a day, other than a Saturday, a Sunday or other day on which the banking institutions in the State of New York, the State of California or the Commonwealth of Massachusetts are authorized or obligated by law or executive order to close or a day which is declared a national or New York, California or Massachusetts state holiday.

         Exchange Act: The term "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

         person: The term "person" shall mean a corporation, an association, a partnership, an individual, a joint venture, a joint stock company, a trust, an unincorporated organization or a government or an agency or a political subdivision thereof.

         Purchase Event: A "Purchase Event" shall be deemed to have occurred if any person (other than any of the initial purchasers of the Series A Preferred Stock) is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities other than in an Acquisition Event.

         subsidiary: The term "subsidiary" of any specified person shall mean
(i) a corporation a majority of whose capital stock with voting power under ordinary circumstances, to elect directors is at the time directly or indirectly owned by such person or (ii) any other person (other than a corporation) in which such person or a subsidiary or subsidiaries of such person directly or indirectly, at the date of determination thereof, has at least majority ownership.

         Surviving Person: The term "Surviving Person" shall mean (i) the continuing or surviving person of a merger, consolidation or other corporate combination with the Company; or (ii) the person receiving a transfer of all or substantially all of the properties and assets of the Company.

         IN WITNESS WHEREOF, The Learning Company, Inc. has caused this Certificate to be signed by Neal S. Winneg, its Vice President and Secretary, on
this [      ] day of [     ], 1997.

                                       THE LEARNING COMPANY, INC.


                                       By  _____________________________________
                                            Name:  Neal S. Winneg
                                            Title: Vice President and Secretary

                                                                       Exhibit B



                          REGISTRATION RIGHTS AGREEMENT

                                  by and among

                           THE LEARNING COMPANY, INC.

                                       and

                           THE PURCHASERS NAMED HEREIN






                           Dated as of August 26, 1997

                                TABLE OF CONTENTS

Section                                                                    Page

1.   Introduction........................................................     1

2.   Registration under Securities Act, etc..............................     1

     2.1   Registration on Request.......................................     1

           (a)   Request.................................................     1
           (b)   Registration Statement Form.............................     2
           (c)   Expenses................................................     2
           (d)   Effective Registration Statement........................     2
           (e)   Selection of Underwriters...............................     3
           (f)   Priority in Requested Registrations.....................     3
           (g)   Limitation on Registration on Request...................     3

     2.2   Incidental Registration.......................................     4

           (a)   Right to Include Registrable Securities.................     4
           (b)   Priority in Incidental Registrations....................     5

     2.3   Registration Procedures.......................................     5

     2.4   Underwritten Offerings........................................    11

           (a)   Requested Underwritten Offerings........................    11
           (b)   Incidental Underwritten Offerings.......................    12
           (c)   Holdback Agreements.....................................    12
           (d)   Participation in Underwritten Offerings.................    13

     2.5   Preparation; Reasonable Investigation.........................    13

     2.6   Indemnification...............................................    14

           (a)   Indemnification by the Company..........................    14
           (b)   Indemnification by the Sellers..........................    15
           (c)   Notices of Claims, etc..................................    15
           (d)   Other Indemnification...................................    16

           (e)   Indemnification Payments................................    16
           (f)   Contribution............................................    16

     2.7   Adjustments Affecting Registrable Securities..................    18

3.   Definitions.........................................................    18

4.   Rule 144............................................................    21

5.   Amendments and Waivers..............................................    21

6.   Nominees for Beneficial Owners......................................    21

7.   Notices.............................................................    22

8.   Assignment..........................................................    22

9.   Descriptive Headings................................................    23

10.  GOVERNING LAW.......................................................    23

11.  Counterparts........................................................    23

12.  Entire Agreement....................................................    23

14.  Severability........................................................    23

                          REGISTRATION RIGHTS AGREEMENT


         REGISTRATION RIGHTS AGREEMENT, dated as of August 26, 1997, among THE LEARNING COMPANY, a Delaware corporation (the "Company"), and each of the other parties listed on the signature pages hereto (each a "Purchaser" and, collectively, the "Purchasers").


         1. Introduction. The Company is a party to three separate Securities Purchase Agreements (the "Purchase Agreements"), each dated as of August 26, 1997, with the Purchasers pursuant to which the Purchasers have agreed to purchase from the Company an aggregate of 750,000 shares of Series A Convertible Participating Preferred Stock, par value $.01 per share, of the Company (the "Convertible Preferred Stock"). Certain capitalized terms used in this Agreement are defined in Section 3 hereof.

         2.   Registration under Securities Act, etc.

         2.1  Registration on Request.

              (a) Request. At any time or from time to time after the Applicable Period, upon the written request of one or more holders (the "Initiating Holders") of Registrable Securities holding (a) in the case of the first and second registrations effected pursuant to this Section 2.1 and during the five-year period commencing on the date hereof, a majority of the Registrable Securities then outstanding on an as-converted basis, and (b) in the case of the third and fourth registrations effected pursuant to this Section 2.1, or the first and second registrations if such registrations are not effected within five years hereof, at least 15% of the Registrable Securities then outstanding on an as-converted basis, requesting that the Company effect the registration under the Securities Act of all or part of such Initiating Holders' Registrable Securities and specifying the intended method of disposition thereof, the Company will promptly give written notice of such requested registration to all registered holders of Registrable Securities, and thereupon the Company will, subject to the terms of this Agreement, use its best efforts to effect the registration under the Securities Act of:

                   (i) the Registrable Securities which the Company has been so requested to register by such Initiating Holders for disposition in accordance with the intended method of disposition stated in such request; and

                   (ii) all other Registrable Securities the holders of which shall have made a written request to the Company for registration thereof within 30 days after the giving of such written notice by the Company (which request shall specify the intended method of disposition of such Registrable Securities);

all to the extent requisite to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered.

              (b)  Registration Statement Form. Registrations under this Section
2.1 shall be on such appropriate registration form of the Commission (i) as shall be selected by the Company and (ii) as shall permit the disposition of such Registrable Securities in accordance with the intended method or methods of disposition specified in their request for such registration. If, in connection with any registration under this Section 2.1 which is proposed by the Company to be on Form S-3 or any similar short form registration statement which is a successor to Form S-3, the managing underwriters, if any, shall advise the Company in writing that in their opinion the use of another permitted form is of material importance to the success of the offering, then such registration shall be on such other permitted form.

              (c) Expenses. The Company will pay all Registration Expenses in connection with any registration requested pursuant to this Section 2.1.

              (d) Effective Registration Statement. A registration requested pursuant to this Section 2.1 shall not be deemed to have been effected (i) unless a registration statement with respect thereto has become effective, and remained effective in compliance with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement, provided, that except with respect to any registration statement on Form S-3 filed pursuant to Rule 415 under the Securities Act, such period need not exceed 180 days, and provided, further, that a registration requested pursuant to this
Section 2.1 shall be deemed to have been effected if a registration statement with respect thereto is withdrawn at the request of the Initiating Holders for any reason other than a material adverse development involving the Company, (ii) if, after it has become effective, such registration becomes subject to any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason or (iii) the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with such registration are not satisfied, other than by reason of some act or omission by such Initiating Holders.

              (e) Selection of Underwriters. If a requested registration pursuant to this Section 2.1 involves an underwritten offering, the managing or lead underwriter or underwriters thereof shall be selected by the holders of at least a majority (by number of shares) of the Registrable Securities as to which registration has been requested and shall be acceptable to the Company, which shall not unreasonably withhold its acceptance of any such underwriters.

              (f) Priority in Requested Registrations. If a requested registration pursuant to this Section 2.1 involves an underwritten offering, and the managing underwriter shall advise the Company in writing (with a copy to each holder of Registrable Securities requesting registration) that, in its opinion, the number of securities requested to be included in such registration exceeds the number which can be sold in such offering within a price range acceptable to the holders of a majority of the Registrable Securities requested to be included in such registration, the Company will include in such registration, to the extent of the number which the Company is so advised can be sold in such offering, Registrable Securities requested to be included in such registration by the holder or holders of Registrable Securities, pro rata among such holders requesting such registration on the basis of the number of such securities requested to be included by such holders.

              (g) Limitation on Registration on Request. Subject to Sections 1(d) and 1(f), in no event will the Company be required to effect, in the aggregate, more than four registrations pursuant to this Section 2.1 provided, however, that the Company will be required to effect only one registration of Option Shares and Related Registrable Securities. If, while a registration request is pending pursuant to this Section 2.1, the Board of Directors of the Company makes a good faith determination that the filing of the requested registration would adversely affect either (i) a pending transaction of the Company or (ii) a securities offering which the Company plans to undertake, the Company shall not be required to effect a registration pursuant to this Section
2.1 until the consum-
mation of such transaction or registration; provided, however, that the Company may only assert either of such delays once during any 12-month period, and any such asserted delay with respect to the Company's obligation to effect a registration pursuant to this Section 2.1 shall in no event exceed 90 days.

         2.2  Incidental Registration.

              (a) Right to Include Registrable Securities. If the Company at any time proposes to register, after the Applicable Period, any of its securities under the Securities Act (other than by a registration on Form S-4 or S- 8, or any successor or similar forms, and other than pursuant to Section 2.1), whether or not for sale for its own account, it will each such time give prompt written notice to all holders of Registrable Securities of its intention to do so and of such holders' rights under this Section 2.2. Upon the written request of any such holder (a "Requesting Holder") made within 30 days after the receipt of any such notice (which request shall specify the Registrable Securities intended to be disposed of by such holder and the intended method of disposition thereof), the Company will, subject to the terms of this Agreement, use its best efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by the holders thereof, to the extent requisite to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered, by inclusion of such Registrable Securities in the registration statement which covers the securities which the Company proposes to register, provided that if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason either not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to each holder of Registrable Securities and, thereupon, (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith), without prejudice, however, to the rights of any holder or holders of Registrable Securities entitled to do so to request that such registration be effected as a registration under Section 2.1, and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities, for the same period as the delay in registering such other securities. No registration effected under this Section 2.2 shall relieve the Company of its obligation to effect any registration upon request under
Section 2.1, nor shall any such registration hereunder be deemed to have been effected pursuant to Section 2.1. The

Company will pay all Registration Expenses in connection with each registration of Registrable Securities requested pursuant to this Section 2.2.

              (b) Priority in Incidental Registrations. If (i) a registration pursuant to this Section 2.2 involves an underwritten offering of the securities so being registered, whether or not for sale for the account of the Company, to be distributed (on a firm commitment basis) by or through one or more underwriters of recognized standing under underwriting terms appropriate for such a transaction, (ii) the Registrable Securities so requested to be registered for sale for the account of holders of Registrable Securities are not also to be included in such underwritten offering (either because the Company has not been requested so to include such Registrable Securities pursuant to
Section 2.4(b) or, if requested to do so, is not obligated to do so under
Section 2.4(b), and (iii) the managing underwriter of such underwritten offering shall inform the Company and holders of the Registrable Securities requesting such registration by letter of its belief that the distribution of all or a specified number of such Registrable Securities concurrently with the securities being distributed by such underwriters would interfere with the successful marketing of the securities being distributed by such underwriters (such writing to state the approximate number of such Registrable Securities which may be distributed without such effect), then the Company may, upon written notice to all holders of such Registrable Securities, reduce pro rata (if and to the extent stated by such managing underwriter to be necessary to eliminate such effect) the number of such Registrable Securities the registration of which shall have been requested by each holder of Registrable Securities so that the resultant aggregate number of such Registrable Securities so included in such registration shall be equal to the number of shares stated in such managing underwriter's letter.

         2.3 Registration Procedures. If and whenever the Company is required to use its best efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Sections 2.1 and 2.2 the Company shall, as expeditiously as possible:

                   (i) prepare and as soon as reasonably practicable file with the Commission the requisite registration statement to effect such registration (including such audited financial statements as may be required by the Securities Act or the rules and regulations promulgated thereunder) and thereafter use its reasonable efforts to cause such registration statement to become and remain effective, provided however that the Company may discontinue any registration of its securities which are not

         Registrable Securities (and, under the circumstances specified in Section 2.2(a), its securities which are Registrable Securities) at any time prior to the effective date of the registration statement relating thereto, provided further that before filing such registration statement or any amendments thereto, the Company will furnish to the counsel selected by the holders of Registrable Securities which are to be included in such registration copies of all such documents proposed to be filed, which documents will be subject to the review of such counsel;

                   (ii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement; provided, that except with respect to any such registration statement on Form S-3 filed pursuant to Rule 415 under the Securities Act, such period need not exceed 180 days;

                   (iii) furnish to each seller of Registrable Securities covered by such registration statement and each underwriter, if any, of the securities being sold by such seller such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents, as such seller and underwriter, if any, may reasonably request;

                   (iv) use its best efforts to register or qualify all Registrable Securities and other securities covered by such registration statement under such other securities laws or blue sky laws of such jurisdictions as any seller thereof and any underwriter of the securities being sold by such seller shall reasonably request, to keep such registrations or qualifications in effect for so long as such registration statement remains in effect, and to take any other action which may be reasonably necessary or advisable to enable such seller and underwriter to consummate the dis-position in such jurisdictions of the securities owned by such seller, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this subdivision (iv) be obligated to be so qualified or to consent to general service of process in any such jurisdiction;

                   (v) use its best efforts to cause all Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary in the opinion of counsel to the Company and counsel to the seller or sellers of Registrable Securities to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities;

                   (vi) notify each seller of Registrable Securities and the managing underwriter or underwriters, if any, promptly and confirm such advice in writing promptly thereafter:

                         (v) when the registration statement, the prospectus or
              any prospectus supplement related thereto or post-effective amendment to the registration statement has been filed, and, with respect to the registration statement or any post-effective amendment thereto, when the same has become effective;

                         (w) of any request by the Commission for amendments or
              supplements to the registration statement or the prospectus or for additional information;

                         (x) of the issuance by the Commission of any stop order
              suspending the effectiveness of the registration statement or the initiation of any proceedings by any Person for that purpose;

                         (y) if at any time the representations and warranties
              of the Company made as contemplated by Section 2.4 below cease to be true and correct; and

                         (z) of the receipt by the Company of any notification
              with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or blue sky laws of any jurisdiction or the initiation or threat of any proceeding for such purpose.

                   (vii) notify each seller of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of any such seller promptly prepare and furnish to such seller and each underwriter, if any, a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

                   (viii) use its best efforts to obtain the withdrawal of any order suspending the effectiveness of the registration statement at the earliest possible moment;

                   (ix) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first day of the Company's first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of
         Section 11(a) of the Securities Act and Rule 158 thereunder, and will furnish to each such seller at least five business days prior to the filing thereof a copy of any amendment or supplement to such registration statement or prospectus and shall not file any thereof to which any such seller shall have reasonably objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act or of the rules or regulations thereunder;

                   (x) make available for inspection by a representative or representatives of the holders of Registrable Securities, any underwriter participating in any disposition pursuant to the registration statement and any attorney or accountant retained by such selling holders or underwriter (each, an "Inspector"), all financial and other records, pertinent corporate documents and properties of the Company (the "Records"), and cause the Company's officers, directors and employees to supply all information reasonably requested by any such Inspector in connection with such registration in order to permit a reasonable investigation within the meaning of Section 11 of the Securities Act;

                   (xi) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration statement;

                   (xii) enter into such agreements and take such other actions as sellers of such Registrable Securities holding a majority of the shares so to be sold shall reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;

                   (xiii) use its best efforts to list all Registrable Secu-rities covered by such registration statement on any securities exchange on which any of the securities of the same class as the Registrable Securities are then listed and, if no such Registrable Securities are so listed, on any national securities exchange on which the Common Stock is then listed; and

                   (xiv) use its best efforts to provide a CUSIP number for the Registrable Securities, not later than the effective date of the registration statement.

              The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish the Company such information regarding such seller and the distribution of such securities as the Company may from time to time reasonably request in writing.

              The Company will not file any registration statement or amendment thereto or any prospectus or any supplement thereto (including such documents incorporated by reference and proposed to be filed after the initial filing of the registration statement) to which the holders of a majority of the Registrable Securities covered by such registration statement or the underwriter or underwriters, if any, shall reasonably object, provided that the Company may file such document in a form required by law or upon the advice of its counsel.

              Each holder of Registrable Securities agrees by acquisition of such Registrable Securities that, upon receipt of any notice from the Company of the occurrence of any event of the kind described in Section 2.3(viii), such holder will forthwith discontinue such holder's disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until such holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 2.3(viii) and, if so directed by the Company, will deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such holder's possession of the prospectus relating to such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the period mentioned in Section 2.1(d) and Section 2.3(ii) shall be extended by the length of the period from and including the date when each seller of any Registrable Securities covered by such registration statement shall have received such notice to the date on which each such seller has received the copies of the supplemented or amended prospectus contemplated by Section 2.3(viii).

              If any such registration statement refers to any holder of Registrable Securities by name or otherwise as the holder of any securities of the Company, then such holder shall have the right to require (i) the insertion therein of language, in form and substance satisfactory to such holder, to the effect that the holding by such holder of such securities is not to be construed as a recommendation by such holder of the investment quality of the Company's securities covered thereby and that such holding does not imply that such holder will assist in meeting any future financial requirements of the Company, or (ii) in the event that such reference to such holder by name or otherwise is not required by the Securities Act or any similar federal statute then in force, the deletion of the reference to such holder.

         2.4  Underwritten Offerings.

              (a) Requested Underwritten Offerings. If requested by the underwriters for any underwritten offering by holders of Registrable Securities pursuant to a registration requested under Section 2.1, the Company will enter into an underwriting agreement with such underwriters for such offering, such agreement to be satisfactory in substance and form to the Company, each such holder and the underwriters, and to contain such representations and warranties by the Company and such other terms as are generally prevailing in agreements of this type, including, without limitation, indemnities to the effect and to the extent provided in Section 2.6. The holders of the Registrable Securities will cooperate with the Company in the negotiation of the underwriting agreement and will give consideration to the reasonable suggestions of the Company regarding the form thereof, provided that nothing herein contained shall diminish the foregoing obligations of the Company. The holders of Registrable Securities to be distributed by such underwriters shall be parties to such underwriting agreement and may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such holders of Registrable Securities and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of such holders of Registrable Securities. Any such holder of Registrable Securities shall not be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such holder, such holder's Registrable Securities and such holder's intended method of distribution and any other representation required by law.

              (b) Incidental Underwritten Offerings. If the Company at any time proposes to register any of its securities under the Securities Act as contemplated by Section 2.2 and such securities are to be distributed by or through one or more underwriters, the Company will, if requested by any Requesting Holder of Registrable Securities as provided in Section 2.2 and subject to the provisions of Section 2.2(b), use its reasonable efforts to arrange for such underwriters to include all the Registrable Securities to be offered and sold by such holder among the securities to be distributed by such underwriters, provided that if the managing underwriter of such underwritten offering shall inform the holders of the Registrable Securities requesting such registration by letter of its belief that inclusion in such underwritten distribution of all or a specified number of such Registrable Securities would interfere with the success-ful marketing of the securities (other than such Registrable Securities) by the underwriters (such writing to state the basis of such belief and the approximate number of such Registrable Securities which may be included in such underwritten offering without such effect), then the Company may, upon written notice to all holders of such Registrable Securities, exclude pro rata from such underwritten offering (if and to the extent stated by such managing underwriter to be necessary to eliminate such effect) the number of such Registrable Securities so that the resultant aggregate number of such Registrable Securities shall be equal to the approximate number of shares stated in such managing underwriter's letter. The holders of Registrable Securities to be distributed by such underwriters shall be parties to the underwriting agreement between the Company and such underwriters and may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such holders of Registrable Securities and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of such holders of Registrable Securities.

              (c)  Holdback Agreements.

                   (i) Each holder of Registrable Securities agrees by acquisition of such Registrable Securities, if so required by the managing underwriter, not to sell, make any short sale of, loan, grant any option for the purchase of, effect any public sale or distribution of or otherwise dispose of any equity securities of the Company, during the 90 days after any underwritten registration pursuant to Section 2.1 or 2.2 has become effective, except as part of such underwritten registration, whether or not such holder participates in such registration. Notwithstanding the foregoing sentence, each holder of Registrable Securities subject to the foregoing sentence shall be entitled to sell during the foregoing period securities in a private sale as long as the purchaser agrees to be bound by the provisions of this Section 2.4(c)(i) for the balance of such 90 day period.

                   (ii) The Company agrees if so requested by the managing underwriter not to sell, make any short sale of, loan, grant any option for the purchase of, effect any public sale or distribution of or otherwise dispose of its equity securities or securities convertible into or exchangeable or exercisable for any of such securities during the seven days prior to and the 90 days after any underwritten registration pursuant to Section 2.1 or 2.2 has become effective, except as part of such under-written registration and except in connection with a stock option plan, stock purchase plan, managing directors' plan, or savings or similar plan, or an acquisition of a business, merger or exchange of stock for stock or any private placement of stock in which the purchaser agrees to be bound by the provisions of this Section 2.4(c)(ii) for the balance of such 90 day period.

              (d) Participation in Underwritten Offerings. No Person may participate in any underwritten offering hereunder unless such Person (i) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved, subject to the terms and conditions hereof, by the holders of a majority of Registrable Securities to be included in such underwritten offering and (ii) completes and executes all questionnaires, indemnities, underwriting agreements and other documents (other than powers of attorney) required under the terms of such underwriting arrangements.

         2.5 Preparation; Reasonable Investigation. In connection with the preparation and filing of each registration statement under the Securities Act pursuant to this Agreement, the Company will give the holders of Registrable Securities registered under such registration statement, their underwriters, if any, each Requesting Holder and their respective counsel and accountants, the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, and will give each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of such holders' and such underwriters' respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

         2.6  Indemnification.

              (a) Indemnification by the Company. In the event of any registration of any securities of the Company under the Securities Act, the Company will, and hereby does agree to, indemnify and hold harmless in the case of any registration statement filed pursuant to Section 2.1 or 2.2, the holder of any Registrable Securities covered by such registration statement, its directors and officers, each other Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls such holder or any such underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such holder or any such director, officer, underwriter or controlling Person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse such holder, director, officer, underwriter and controlling Person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding, provided that the Company shall not be liable to any such holder, director, officer, underwriter or controlling Person, as the case may be, in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such holder or underwriter, as the case may be, specifically stating that it is for use in the preparation thereof and, provided further that the Company shall not be liable to any Person who participates as an underwriter in the offering or sale of Registrable Securities or to any other Person, if any, who controls such underwriter within the meaning of the Securities Act, in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of such Person's failure to send or give a copy of the final prospectus, as the same may be then supplemented or amended, to the Person asserting the existence of an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such Person if such statement or omission was corrected in such final prospectus. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such holder or any such director, officer, underwriter or controlling Person and shall survive the transfer of such securities by such holder.

              (b) Indemnification by the Sellers. The Company may require, as a condition to including any Registrable Securities in any registration statement filed pursuant to Section 2.3, that the Company shall have received an undertaking satisfactory to it from the prospective seller of such Registrable Securities, to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 2.6(a)) the Company, each director of the Company, each officer of the Company and each other person, if any, who controls the Company within the meaning of the Securities Act, with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such seller specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement, provided, however, that the liability of such indemnifying party under this Section 2.6(b) shall be limited to the amount of proceeds received by such indemnifying party in the offering giving rise to such liability. Any such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling person and shall survive the transfer of such securities by such seller.

              (c) Notices of Claims, etc. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding subdivisions of this Section 2.6, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action, provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subdivisions of this Section 2.6, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that the indemnifying party may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement of any such action which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation. No indemnified party shall consent to entry of any judgment or enter into any settlement of any such action the defense of which has been assumed by an indemnifying party without the consent of such indemnifying party.

              (d) Other Indemnification. Indemnification similar to that specified in the preceding subdivisions of this Section 2.6 (with appropriate modifications) shall be given by the Company and each seller of Registrable Securities with respect to any required registration or other qualification of securities under any Federal or state law or regulation of any governmental authority, other than the Securities Act.

              (e) Indemnification Payments. The indemnification required by this Section 2.6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

              (f) Contribution. If the indemnification provided for in this
Section 2.6 is unavailable to an indemnified party in respect of any expense, loss, claim, damage or liability referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such expense, loss, claim, damage or liability (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the holder or underwriter, as the case may be, on the other from the distribution of the Registrable Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the holder or underwriter, as the case may be, on the other in connection with the statements or omissions which resulted in such expense, loss, damage or liability, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the holder or underwriter, as the case may be, on the other in connection with the distribution of the Registrable Securities shall be deemed to be in the same proportion as the total net proceeds received by the Company from the initial sale of the Registrable Securities by the Company to the purchas-ers pursuant to the Purchase Agreements bear to the gain, if any, realized by the selling holder or the underwriting discounts and commissions received by the underwriter, as the case may be. The relative fault of the Company on the one hand and of the holder or underwriter, as the case may be, on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission to state a material fact relates to information supplied by the Company, by the holder or by the underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission, provided that the foregoing contribution agreement shall not inure to the benefit of any indemnified party if indemnification would be unavailable to such indemnified party by reason of the provisions contained in the first sentence of Section 2.6(a), and in no event shall the obligation of any indemnifying party to contribute under this
Section 2.6(f) exceed the amount that such indemnifying party would have been obligated to pay by way of indemnification if the indemnification provided for under Section 2.6(a) or (b) had been available under the circumstances.

         The Company and the holders of Registrable Securities agree that it would not be just and equitable if contribution pursuant to this Section 2.6(f) were determined by pro rata allocation (even if the holders, Requesting Holders and any underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth in the preceding sentence and Section 2.6(c), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.

         Notwithstanding the provisions of this Section 2.6(f), no holder of Registrable Securities or underwriter shall be required to contribute any amount in excess of the amount by which (i) in the case of any such holder, the net proceeds received by such holder from the sale of Registrable Securities or (ii) in the case of an underwriter, the total price at which the Registrable Securities purchased by it and distributed to the public were offered to the public exceeds, in any such case, the amount of any damages that such holder or underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         2.7 Adjustments Affecting Registrable Securities. The Company will not effect or permit to occur any combination or subdivision of Shares which would adversely affect the ability of the holders of Registrable Securities to include such Registrable Securities in any registration of its securities contemplated by this Section 2 or the marketability of such Registrable Securities under any such registration.

         3. Definitions. As used herein, unless the context otherwise requires, the following terms have the following respective meanings:

         Applicable Period: In the case of a proposed registration by an Initiating Holder or Requesting Holder, as the case may be, of (a) Conversion Shares and any Related Registrable Securities, 18 months from the Closing Date, (b) Convertible Preferred Stock and any Related Registrable Securities, 30 months from the Closing Date and (c) Option Shares and any Related Registrable Securities, the period ending on the date of first issuance of Option Shares; provided, however, that the Applicable Period shall immediately cease upon a mandatory conversion of the Convertible Preferred Stock pursuant to Section 8.10.1 of the Certificate of Designation for the Convertible Preferred Stock.

         Closing Date: The date on which the Convertible Preferred Stock is first issued.

         Commission: The Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act.

         Common Stock: The common stock, par value $.01 per share, of the Company.

         Company: As defined in the introductory paragraph of this Agreement.

         Conversion Shares: The shares of Common Stock issued or issuable upon conversion of the Convertible Preferred Stock.

         Convertible Preferred Stock: As defined in Section 1 of this Agreement.

         Exchange Act: The Securities Exchange Act of 1934, or any similar Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Exchange Act of 1934 shall include a reference to the comparable section, if any, of any such similar Federal statute.

         Initiating Holders: As defined in Section 2.1 of the Agreement.

         Option Shares: Shares of Common Stock issued pursuant to the Stock Option Agreements dated as of the date hereof between the Company and affiliates of the Purchasers.

         Person: A corporation, an association, a partnership, an organiza-tion, business, an individual, a governmental or political subdivi-sion thereof or a governmental agency.

         Purchase Agreements: As defined in Section 1.

         Registrable Securities: (i) any Conversion Shares and any Related Registrable Securities, (ii) any Convertible Preferred Stock and any Related Registrable Securities and (iii) any Option Shares and any Related Registrable Securities. As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (a) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (b) they shall have been sold as permitted by Rule 144 (or any successor provision) under the Securities Act, (c) they shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of them shall not require registration of them under the Securities Act, or (d) they shall have ceased to be outstanding. In calculating a percentage of Registrable Securities held, each share of Convertible Preferred Stock shall be deemed to be equivalent to the number of shares of Common Stock into which it is then convertible.

         Registration Expenses: All expenses incident to the Company's performance of or compliance with Section 2, including, without limitation, all registration, filing and NASD fees, all stock exchange listing fees, all fees and expenses of complying with securities or blue sky laws, all word processing, duplicating and printing expenses, messenger and delivery expenses, the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance, the reasonable fees and disbursements of one counsel retained by the holder or holders of a majority of the Registrable Securities being registered, but excluding underwriting discounts and commissions and transfer taxes, if any, provided, however, that in the event that the Company shall, in accordance with Section 2.2(a), not register any securities with respect to which it had given written notice of its intention to so register to holders of Registrable Securities, notwithstanding anything to the contrary in the foregoing, all of the costs incurred by Requesting Holders in connection with such registration shall be deemed Registration Expenses.

         Related Registrable Securities: With respect to Conversion Shares, Convertible Preferred Stock or Option Shares, any securities of the Company issued or issuable with respect to any Conversion Shares, Convertible Preferred Stock or Option Shares by way of a dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidated or other reorganization or otherwise.

         Requesting Holder: As defined in Section 2.2.

         Securities Act: The Securities Act of 1933, or any similar Federal statute, and the rules and regulations of the Commission thereunder, all as of the same shall be in effect at the time. References to a particular section of the Securities Act of 1933 shall include a reference to the comparable section, if any, of any such similar Federal statute.

         4. Rule 144. The Company shall timely file the reports required to be filed by it under the Securities Act and the Exchange Act (including but not limited to the reports under Sections 13 and 15(d) of the Exchange Act referred to in subparagraph (c) of Rule 144 adopted by the Commission under the Securities Act) (or, if the Company is not required to file such reports, will, upon the request of any holder of Registrable Securities, make publicly available other information) and will take such further action as any holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission. Upon the request of any holder of Registrable Securities, the Company will deliver to such holder a written statement as to whether it has complied with the requirements of this Section 4.

         5. Amendments and Waivers. This Agreement may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act, of the holder or holders of a majority of the shares of Registrable Securities. Each holder of any Registrable Securities at the time or thereafter outstanding shall be bound by any consent authorized by this Section 5, whether or not such Registrable Securities shall have been marked to indicate such consent.

         6. Nominees for Beneficial Owners. In the event that any Registrable Securities are held by a nominee for the beneficial owner thereof, the beneficial owner thereof may, at its election, be treated as the holder of such Registrable Securities for purposes of any request or other action by any holder or holders of Registrable Securities pursuant to this Agreement or any determination of any number or percentage of shares of Registrable Securities held by any holder or holders of Registrable Securities contemplated by this Agreement. If the beneficial owner of any Registrable Securities so elects, the Company may require assurances reasonably satisfactory to it of such owner's beneficial ownership of such Registrable Securities.

         7. Notices. Except as otherwise provided in this Agreement, all notices, requests and other communications to any Person provided for hereunder shall be in writing and shall be given to such Person (a) in the case of a party hereto other than the Company, addressed to such party in the manner set forth in the applicable Purchase Agreement or at such other address as such party shall have furnished to the Company in writing, or (b) in the case of any other holder of Registrable Securities, at the address that such holder shall have furnished to the Company in writing, or, until any such other holder so furnishes to the Company an address, then to and at the address of the last holder of such Registrable Securities who has furnished an address to the Company, or (c) in the case of the Company, at One Athenaeum Street, Cambridge, Massachusetts 02142 to the attention of its President, or at such other address, or to the attention of such other officer, as the Company shall have furnished to each holder of Registrable Securities at the time outstanding. Each such notice, request or other communication shall be effective (i) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (ii) if given by any other means (including, without limitation, by air courier), when delivered at the address specified above, provided that any such notice, request or communication to any holder of Registrable Securities shall not be effective until received.

         8. Assignment. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns. In addition, and whether or not any express assignment shall have been made, the provisions of this Agreement which are for the benefit of the parties hereto other than the Company shall also be for the benefit of and enforceable by any subsequent holder of any Registrable Securities, subject to the provisions respecting the minimum numbers or percentages of shares of Registrable Securities required in order to be entitled to certain rights, or take certain actions, contained herein and provided that the rights of the Purchasers hereunder may only be assigned to holders of at least 75,000 shares of Convertible Preferred Stock or underlying Conversion Shares. Any assignee must agree in writing to be bound by the provisions of this Agreement.

         9. Descriptive Headings. The descriptive headings of the several sections and paragraphs of this Agreement are inserted for reference only and shall not limit or otherwise affect the meaning hereof.

         10. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS WITHOUT REFERENCE TO THE PRINCIPLES OF CONFLICTS OF LAWS.

         11. Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

         12. Entire Agreement. This Agreement embodies the entire agreement and understanding between the Company and each other party hereto relating to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.

         13. Severability. If any provision of this Agreement, or the application of such provisions to any Person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to Persons or circumstances other than those to which it is held invalid, shall not be affected thereby.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed under seal and delivered by their respective officers thereunto duly authorized as of the date first above written.


                                  THE LEARNING COMPANY, INC.


                                  By: _______________________________
                                       Name:
                                       Title:

                             PURCHASERS:

                             THOMAS H. LEE EQUITY FUND III, L.P.

                             By: THL Equity Advisors III Limited Partnership, as General Partner

                             By:  THL Equity Trust III,
                                  as General Partner

                             By  _______________________________________________
                                  Name:
                                  Title:


                             THOMAS H. LEE FOREIGN FUND III, L.P.

                             By:  THL Equity Advisors III Limited
                                  Partnership, as General Partner

                             By:  THL Equity Trust III,
                                  as General Partner

                             By  _______________________________________________
                                  Name:
                                  Title:


                             THOMAS H. LEE COMPANY

                             By  _______________________________________________
                                  Name:
                                  Title:

                             BAIN CAPITAL FUND V, L.P.

                             By:  Bain Capital Partners V, L.P.,
                                  as General Partner

                             By:  Bain Capital Investors V, Inc.,
                                  as General Partner

                             By  _______________________________________________
                                  Name:
                                  Title:


                             BAIN CAPITAL FUND V-B, L.P.

                             By:  Bain Capital Partners V, L.P.,
                                  as General Partner

                             By:  Bain Capital Investors V, Inc.,
                                  as General Partner

                             By  _______________________________________________
                                  Name:
                                  Title:


                             BCIP ASSOCIATES, L.P.

                             By  _______________________________________________
                                  Name:
                                  Title:


                             BCIP TRUST ASSOCIATES, L.P.

                             By  _______________________________________________
                                  Name:
                                  Title:

                             CENTRE CAPITAL INVESTORS II, L.P.
                             CENTRE CAPITAL TAX-EXEMPT INVESTORS II, L.P.
                             CENTRE CAPITAL OFFSHORE INVESTORS II, L.P.

                             By:  Centre Partners II, L.P.,
                                  as General Partner

                             By:  Centre Partners Management LLC,
                                  as Attorney-in-fact


                             By  _______________________________________________
                                  Name:   Jonathan H. Kagan
                                  Title:  Managing Director


                             STATE BOARD OF ADMINISTRATION OF FLORIDA

                             By: Centre Parallel Management Partners, L.P., as Manager

                             By:  Centre Partners Management LLC,
                                  as Attorney-in-fact


                             By  _______________________________________________
                                  Name:   Jonathan H. Kagan
                                  Title:  Managing Director


                             CENTRE PARALLEL MANAGEMENT PARTNERS, L.P.
                             CENTRE PARTNERS COINVESTMENT, L.P.

                             By:  Centre Partners II LLC,
                                  as General Partner


                             By  _______________________________________________
                                  Name:   Jonathan H. Kagan
                                  Title:  Managing Director

                                                                       EXHIBIT C


                        Form of Opinion of Neal S. Winneg

         1. Each of the Company and its Subsidiaries has been duly incorporated and is existing as a corporation in good standing under the laws of its jurisdiction of incorporation and is duly qualified to do business as a foreign corporation and is in good standing in all other jurisdictions where the ownership or leasing of properties or the conduct of its business requires such qualification, except for jurisdictions in which the failure to so qualify would not have a material adverse effect on the Company and its Subsidiaries, taken as a whole. Each of the Company and its Subsidiaries has all requisite corporate power and corporate authority to own, lease and license its respective properties and conduct its business as presently conducted, except where the failure to possess such corporate power and authority would not have a material adverse effect on the Company and its Subsidiaries, taken as a whole.

         2. The authorized, issued and outstanding capital stock of the Company as of July 5, 1997 is as set forth in the Second Quarter 10-Q; all outstanding shares of the Common Stock have been duly authorized and validly issued, and are fully paid and nonassessable, and to the knowledge of such counsel, no holder of currently outstanding shares of the Common Stock has any pre-emptive or other similar rights to subscribe for or purchase any shares of Common Stock of the Company (or any shares of capital stock exchangeable into or convertible for Common Stock).

         3. There is no litigation or governmental or other action, suit, proceeding or investigation before any court or before or by any public, regulatory or governmental, agency or body pending or, to the best of such counsel's knowledge, threatened against, or involving the properties or business of, the Company or any of its Subsidiaries, which is material to the Company and its Subsidiaries taken as a whole which has not been disclosed in the Disclosure Letter.

         In rendering such opinion, such counsel may rely as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Company and certificates or other written statements of officers of departments of various jurisdictions having custody of documents respecting the corporate existence or good standing of the Company and its Subsidiaries, provided that copies of any such statements or certificates shall be delivered to Purchaser's counsel. The opinion of such counsel for the Company shall state that the opinion of any such other counsel is in form satisfactory to such counsel and, in his opinion, the Purchasers and the Purchasers' counsel are justified in relying thereon.

                                                                       EXHIBIT D


                      Form of Opinion of Hale and Dorr LLP

         1. The Company has the corporate power and authority to execute, deliver and perform its obligations under the Purchase Agreements and the Registration Rights Agreement (the "Agreements"). The Agreements have been duly authorized by all necessary corporate action on the part of the Company and have been duly executed and delivered by the Company.

         2. The Agreements constitute valid and binding obligations of the Company and are enforceable against the Company in accordance with their respective terms, except that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by the general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

         3. No governmental approval which has not been obtained is required for the execution and delivery of the Agreements by the Company or the consummation by the Company of the transactions contemplated thereby.

         4. The Preferred Stock has been duly authorized and, when issued and delivered to and paid for by the Purchasers pursuant to the Purchase Agreements, will be validly issued, fully paid and non-assessable. The Common Stock issuable upon conversion of the Preferred Stock has been duly authorized and, when issued in accordance with the terms of the Certificate of Designation, will be validly issued, fully paid and non-assessable. The Common Stock issuable upon conversion of the Preferred Stock at the initial conversion price has been duly reserved for issuance.

         5. The execution, delivery and performance of the Agreements and the consummation of the transactions contemplated thereby by the Company do not and will not (i) conflict with or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, any agreement, instrument, franchise, license or permit appears as an exhibit to the 10-K or (ii) violate or conflict with (x) any provision of the certificate of incorporation or by-laws of the Company, or (y) to such counsel's knowledge, any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body in the United States having jurisdiction over the Company or any of its properties or assets.

         In rendering such opinion, such counsel may rely as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Company.



                                       D-2